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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  GO2NET, INC.

                            SILICON ACQUISITION CORP.

                             SILICON INVESTOR, INC.

                                       AND

                             CERTAIN SHAREHOLDERS OF

                             SILICON INVESTOR, INC.

                                      DATED

                                 APRIL 22, 1998


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                                TABLE OF CONTENTS

ARTICLE I

         THE MERGER...........................................................1
         1.1      THE MERGER..................................................2
         1.2      EFFECTIVE TIME..............................................2
         1.3      EFFECT OF THE MERGER........................................2
         1.4      CERTIFICATE OF INCORPORATION; BY-LAWS.......................2
         1.5      DIRECTORS AND OFFICERS......................................3
         1.6      ADDITIONAL ACTIONS..........................................3

ARTICLE II

         CONSIDERATION; CONVERSION OF SHARES..................................3
         2.1      MERGER CONSIDERATION........................................3
         2.2      CONVERSION OF SHARES........................................3
         2.3      EXCHANGE OF CERTIFICATES....................................5
         2.4      NO FRACTIONAL SECURITIES....................................6
         2.5      STOCK TRANSFER BOOKS........................................6
         2.6      NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK................6
         2.7      ADJUSTMENT EVENT............................................6
         2.8      ESCROW......................................................6
         2.9      TAX CONSEQUENCES............................................7

ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
         PRINCIPAL SHAREHOLDERS...............................................7
         3.1      CORPORATE ORGANIZATION......................................7
         3.2      AUTHORIZATION...............................................8
         3.3      CONSENTS AND APPROVALS; NO VIOLATIONS.......................8
         3.4      CAPITALIZATION..............................................9
         3.5      FINANCIAL STATEMENTS........................................9
         3.6      ABSENCE OF UNDISCLOSED LIABILITIES.........................10
         3.7      ABSENCE OF CERTAIN CHANGES OR EVENTS.......................10
         3.8      LEGAL PROCEEDINGS, ETC.....................................10
         3.9      TAXES......................................................11
         3.10     TITLE TO PROPERTIES AND RELATED MATTERS....................12
         3.11     INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS;
                  EMPLOYEE RESTRICTIONS......................................13
         3.12     CONTRACTS..................................................15

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         3.13     EMPLOYEES; EMPLOYEE BENEFITS...............................16
         3.14     COMPLIANCE WITH APPLICABLE LAW.............................18
         3.15     ABILITY TO CONDUCT THE BUSINESS............................19
         3.16     MAJOR CUSTOMERS............................................19
         3.17     CONSULTANTS, SALES REPRESENTATIVES AND OTHER AGENTS........19
         3.18     ACCOUNTS RECEIVABLE........................................19
         3.19     INSURANCE..................................................20
         3.20     BANK ACCOUNTS; POWERS OF ATTORNEY..........................20
         3.21     MINUTE BOOKS, ETC..........................................20
         3.22     RELATED PERSON INDEBTEDNESS AND CONTRACTS..................20
         3.23     BROKERS; PAYMENTS..........................................20
         3.24     COMPANY ACTION.............................................21
         3.25     INFORMATION IN PROXY STATEMENT.............................21
         3.26     POOLING OF INTERESTS.......................................21
         3.27     DISCLOSURE.................................................21


ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
         SHAREHOLDERS........................................................21
         4.1      AUTHORIZATION ETC..........................................21
         4.2      PARENT COMMON STOCK........................................22

ARTICLE V

         REPRESENTATIONS AND WARRANTIES OF THE PARENT AND
         ACQUISITION.........................................................24
         5.1      CORPORATE ORGANIZATION.....................................24
         5.2      AUTHORIZATION..............................................25
         5.3      CONSENTS AND APPROVALS; NO VIOLATIONS......................25
         5.4      CAPITALIZATION.............................................26
         5.5      SEC REPORTS AND FINANCIAL STATEMENTS.......................27
         5.6      ABSENCE OF CERTAIN CHANGES.................................28
         5.7      LITIGATION.................................................28
         5.8      COMPLIANCE WITH APPLICABLE LAW.............................29
         5.9      INFORMATION IN PROXY STATEMENT.............................29
         5.10     DISCLOSURE.................................................29
         5.11     TAX TREATMENT OF MERGER....................................29
         5.12     POOLING OF INTERESTS.......................................29
         5.13     INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS;
                  EMPLOYEE RESTRICTIONS......................................29
         5.14     CONTRACTS..................................................30
         5.15     RELATED PERSON INDEBTEDNESS AND CONTRACTS .................31
         5.16     BROKERS FEES...............................................31
         5.17     PARENT ACTION..............................................32

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         5.18     TRADING BY AFFILIATES......................................32

ARTICLE VI

         CONDUCT OF BUSINESS OF THE COMPANY AND THE PARENT PRIOR
         TO THE EFFECTIVE TIME...............................................32
         6.1      CONDUCT OF BUSINESS OF THE COMPANY.........................32
         6.2      CONDUCT OF BUSINESS OF THE PARENT..........................33
         6.3      CONDUCT OF BUSINESS OF ACQUISITION.........................34
         6.4      OTHER NEGOTIATIONS.........................................34

ARTICLE VII

         ADDITIONAL AGREEMENTS...............................................35
         7.1      ACCESS TO PROPERTIES AND RECORDS...........................35
         7.2      STOCKHOLDER APPROVAL.......................................35
         7.3      AFFILIATES' LETTERS........................................36
         7.4      REASONABLE EFFORTS; ETC....................................36
         7.5      MATERIAL EVENTS............................................36
         7.6      POOLING OF INTERESTS.......................................36
         7.7      FEES AND EXPENSES; ACCOUNTS PAYABLE........................36
         7.8      EMPLOYEES..................................................37
         7.9      NASDAQ NATIONAL MARKET LISTING.............................37
         7.10     TAX TREATMENT..............................................37

ARTICLE VIII

         CONDITIONS TO THE OBLIGATIONS OF THE PARENT AND
         ACQUISITION.........................................................38
         8.1      REPRESENTATIONS AND WARRANTIES TRUE........................38
         8.2      PERFORMANCE................................................38
         8.3      AUTHORIZATION OF MERGER....................................38
         8.4      AFFILIATES LETTERS.........................................38
         8.5      POOLING OF INTERESTS.......................................39
         8.6      ABSENCE OF LITIGATION......................................39
         8.7      CONSENTS...................................................39
         8.8      ADDITIONAL AGREEMENTS......................................39
         8.9      OPINION OF COMPANY COUNSEL.................................40
         8.10     DELIVERY OF CERTIFICATES FOR CANCELLATION..................40
         8.11     APPRAISAL RIGHTS...........................................40
         8.12     CERTIFICATE OF MERGER......................................40
         8.13     PAYMENT OF INDEBTEDNESS....................................40

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ARTICLE IX

         CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND
         THE PRINCIPAL SHAREHOLDERS..........................................40
         9.1      REPRESENTATIONS AND WARRANTIES TRUE........................40
         9.2      PERFORMANCE................................................41
         9.3      ABSENCE OF LITIGATION......................................41
         9.4      CONSENTS...................................................41
         9.5      ADDITIONAL AGREEMENTS......................................41
         9.6      OPINION OF HUTCHINS, WHEELER & DITTMAR.....................41
         9.7      TAX OPINION................................................41
         9.8      CERTIFICATE OF MERGER......................................42
         9.9      SHARES OF PARENT COMMON STOCK..............................42

ARTICLE X

         TERMINATION.........................................................42
         10.1     TERMINATION................................................42
         10.2     EFFECT OF TERMINATION......................................43

ARTICLE XI

         INDEMNIFICATION; SURVIVAL OF REPRESENTATIONS AND
         WARRANTIES..........................................................43
         11.1     INDEMNITY OBLIGATIONS OF THE HOLDERS.......................43
         11.2     APPOINTMENT OF REPRESENTATIVE..............................43
         11.3     NOTIFICATION OF CLAIMS.....................................44
         11.4     DURATION...................................................45
         11.5     ESCROW.....................................................45
         11.6     NO CONTRIBUTION............................................46

ARTICLE XII

         REGISTRATION RIGHTS.................................................46
         12.1     REGISTRABLE SHARES.........................................46
         12.2     REQUIRED REGISTRATION......................................46
         12.3     EFFECTIVENESS; SUSPENSION RIGHT............................46
         12.4     PIGGYBACK REGISTRATION.....................................47
         12.5     EXPENSES...................................................48
         12.6     INDEMNIFICATION............................................48
         12.7     PROCEDURES FOR SALE OF SHARES UNDER REGISTRATION
                  STATEMENT..................................................50
         12.8     TRANSFERABILITY OF REGISTRATION RIGHTS.....................51

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ARTICLE XIII

         MISCELLANEOUS PROVISIONS............................................51
         13.1     AMENDMENT..................................................51
         13.2     WAIVER OF COMPLIANCE.......................................51
         13.3     NOTICES....................................................51
         13.4     ASSIGNMENT.................................................53
         13.5     NO THIRD PARTY BENEFICIARIES...............................53
         13.6     PUBLIC ANNOUNCEMENTS.......................................53
         13.7     COUNTERPARTS...............................................53
         13.8     HEADINGS...................................................53
         13.9     ENTIRE AGREEMENT...........................................53
         13.11    GOVERNING LAW..............................................54

EXHIBITS

         Exhibit A         Silicon Investor Voting Agreement
         Exhibit B         go2net Voting Agreement
         Exhibit C         Certificate of Merger
         Exhibit D         Form of Letter of Transmittal
         Exhibit E         Escrow Agreement
         Exhibit F         Form of Affiliate Letter
         Exhibit G         Form of Employment and Non-Competition Agreement
         Exhibit H         Form of Stock Option Agreement
         Exhibit I         Opinion of Venture Law Group
         Exhibit J         Opinion of Hutchins, Wheeler & Dittmar
         Exhibit K         Tax Opinion of Venture Law Group




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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated April 22, 1998 by and among go2net, Inc., a corporation organized under the laws of the State of Delaware (the "Parent"), Silicon Acquisition Corp., a corporation organized under the laws of the State of Delaware and a wholly-owned subsidiary of the Parent ("Acquisition"), Silicon Investor, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and certain shareholders of the Company, each of whom is listed on the signature page hereto (each a "Principal Shareholder" and, collectively, the "Principal Shareholders").

         WHEREAS, the respective Boards of Directors of the Parent, Acquisition and the Company have approved the merger of Acquisition with and into the Company (the "Merger"), pursuant to which the Company will be the surviving corporation and the shareholders of the Company and all holders of options to purchase capital stock of the Company (collectively, the "Holders") will be entitled to receive the consideration provided for in this Agreement, all upon the terms and subject to the conditions set forth herein;

         WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and be accounted for as a pooling of interests under the requirements of Opinion No. 16 (Business Combinations) of the Accounting Principles Board of the American Institute of Certified Public Accountants;

         WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, the Principal Shareholders and certain other shareholders of the Company have, concurrently with the execution of this Agreement, executed and delivered a Voting Agreement in the form attached hereto as EXHIBIT A, pursuant to which the Principal Shareholders and such other shareholders have agreed to vote their shares of the Company's capital stock in favor of the Merger and to grant Parent irrevocable proxies to vote such shares; and

         WHEREAS, as a condition and inducement to the Company's willingness to enter into this Agreement, certain affiliates of Parent have, concurrently with the execution of this Agreement, executed and delivered a Voting Agreement in the form attached hereto as EXHIBIT B, pursuant to which such affiliates have agreed to vote their shares of Parent's Common Stock in favor of the Merger and to grant the Company irrevocable proxies to vote such shares.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:




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                                    ARTICLE I

                                   THE MERGER

         1.1      THE MERGER. (a) At the Effective Time (as defined in
Section 1.2), and subject to and upon the terms and conditions of this Agreement and the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company, the separate corporate existence of Acquisition shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

                  (b) CLOSING. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to
Article X and subject to the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the consummation of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Articles VIII and IX, at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts, unless another date, time or place is agreed to in writing by the Company and the Parent. The date of such Closing is referred to herein as the "Closing Date".

         1.2 EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles VIII and IX, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL in the form of EXHIBIT C hereto (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the time of such filing being the "Effective Time").

         1.3 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4      CERTIFICATE OF INCORPORATION; BY-LAWS.

                  (a) CERTIFICATE OF INCORPORATION. Unless otherwise determined by the Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Acquisition, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL and such Certificate of Incorporation.

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                  (b) BY-LAWS. Unless otherwise determined by the Parent prior to the Effective Time, the By-Laws of Acquisition, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

         1.5 DIRECTORS AND OFFICERS. The directors of Acquisition immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of Acquisition immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         1.6 ADDITIONAL ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other acts or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in or to any of the rights, properties or assets of Acquisition or the Company acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of Acquisition or the Company, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of Acquisition or the Company, all such other acts and things necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to or under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II

                       CONSIDERATION; CONVERSION OF SHARES

         2.1 MERGER CONSIDERATION. Except as set forth in Section 2.2(e) hereof, the consideration payable in the Merger to holders of shares of the Company's Common Stock, par value $.00001 per share ("Company Common Stock"), shall consist solely of shares of the Common Stock, par value $.01 per share, of the Parent ("Parent Common Stock"), such shares of Parent Common Stock to be issuable at the Closing in accordance with the terms of this Agreement.

         2.2      CONVERSION OF SHARES.

                  (a) CONVERSION OF SHARES. Each share of Company Common Stock issued and outstanding as of the Effective Time (other than shares owned by holders who have properly exercised their rights of appraisal within the meaning of Section 262 of the DGCL ("Dissenting Shares")) shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into that number of shares of Parent Common Stock as shall be

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obtained by dividing (A) 1,250,000 (the "Merger Consideration") by (B) the
number of Fully Diluted Shares (as hereinafter defined), with the resulting quotient (carried to two decimal places) being referred to herein as the "Exchange Ratio." "Fully Diluted Shares" shall be equal to the total number of outstanding shares of Company Common Stock calculated on a fully diluted, fully converted basis as though all convertible debt and equity securities and options (whether vested or unvested) and warrants had been converted or exercised. The Exchange Ratio shall not change as a result of fluctuations in the market price of Parent Common Stock between the date of this Agreement and the Effective Time. The aggregate number of shares of Parent Common Stock issued pursuant to this Section 2.2(a) shall be referred to in this Agreement as the "Merger Shares."

                  (b) TREASURY SHARES. Each share of Company Common Stock held in the Company's treasury as of the Effective Time, if any, shall, by virtue of the Merger, be canceled without payment of any consideration therefor.

                  (c) STOCK OPTIONS. At the Effective Time, the outstanding options to purchase an aggregate of 100,000 shares of Company Common Stock (each a "Stock Option") granted under the Company's 1996 Stock Plan (the "Company Stock Option Plan"), whether vested or unvested, shall be deemed assumed by the Parent and deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option prior to the Effective Time (including terms and conditions relating to such Stock Option's term, exercisability, vesting schedule and status as an "incentive stock option" under
Section 422 of the Code), the number (rounded down to the nearest whole number) of shares of Parent Common Stock equal to the aggregate of that number of shares of Parent Common Stock (based on the Exchange Ratio) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Option in full immediately prior to the Effective Time (not taking into account whether or not such Option was in fact exercisable). The exercise price for such Stock Options shall be the price per share equal to
(x) the aggregate exercise price for Company Common Stock otherwise purchasable pursuant to such Stock Option divided by (y) the number of shares of Parent Common Stock deemed purchasable pursuant to such Stock Option (the exercise price per share, so determined, being rounded up to the nearest full cent). No payment shall be made for fractional shares. The aggregate number of shares of Parent Common Stock issuable upon the exercise of Options assumed by Parent pursuant to this Section 2.2(c) shall be referred to in this Agreement as the "Option Shares." Any adjustment to an incentive stock option made under this
Section 2.2(c) shall comply with Section 424(a) of the Code.

                  (d) ACQUISITION SHARES. Each share of common stock, par value $0.01 per share, of Acquisition issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, as such shares of common stock are constituted immediately following the Effective Time.

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                  (e) DISSENTING SHARES. Any Dissenting Shares shall be
converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to each such Dissenting Share pursuant to Section 262 of the DGCL; PROVIDED, HOWEVER, Shares that are Dissenting Shares at the Effective Time of the Merger and are held by a holder who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal as provided in the Section 262 of the DGCL, shall be deemed to be converted, as of the Effective Time of the Merger, into the right to receive the Merger Shares in accordance with the procedures specified in Section 2.3. The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to Section 262 of the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under Section 262 of the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any such demands. It is understood and agreed that the obligation to make any payment under Section 262 of the DGCL shall be exclusively that of the Surviving Corporation and that Parent shall be under no obligation to perform and discharge any such obligation or to reimburse or make any contribution to the capital of the Surviving Corporation to enable it to perform and discharge any such obligation.

         2.3      EXCHANGE OF CERTIFICATES.

                  (a) At the Closing, certificates (the "Certificates") representing all of the issued and outstanding shares of Company Common Stock shall be surrendered for cancellation and termination in the Merger. At the Effective Time, each Certificate shall be cancelled in exchange for a certificate representing the number of whole shares of Parent Common Stock (other than the Escrow Shares, as defined below) into which the Company Common Stock evidenced by the Certificates so surrendered shall have been converted pursuant to Section 2.2(a) of this Agreement. The surrender of Certificates shall be accompanied by duly completed and executed Letters of Transmittal in the form of EXHIBIT D attached hereto. Until surrendered, each outstanding Certificate which prior to the Effective Time represented shares of Company Common Stock shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Parent Common Stock into which the shares of Company Common Stock have been converted but shall, subject to applicable appraisal rights under the DGCL and Section 2.2(e), have no other rights. Subject to appraisal rights under the DGCL and Section 2.2(e), from and after the Effective Time, the holders of shares of Company Common Stock shall cease to have any rights in respect of such shares and their rights shall be solely in respect of the Parent Common Stock into which such shares of Company Common Stock have been converted.

                  (b) If any shares of Parent Common Stock are to be issued in the name of a person other than the person in whose name the Certificate(s) surrendered in exchange therefor is registered, it shall be a condition to the issuance of such shares that (i) the Certificate(s) so surrendered shall be transferable, and shall be properly assigned, endorsed or accompanied by appropriate stock powers, (ii) such transfer shall otherwise be proper and (iii) the person

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requesting such transfer shall pay Parent, or its exchange agent, any transfer or other taxes payable by reason of the foregoing or establish to the satisfaction of Parent that such taxes have been paid or are not required to be paid. Notwithstanding the foregoing, neither Parent nor the Company shall be liable to a holder of shares of Company Common Stock for shares of Parent or the Company issuable to such holder pursuant to the provisions of Section 2.2(a) of this Agreement that are delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock issuable in exchange therefor pursuant to the provisions of Section 2.2(a) of this Agreement. The Board of Directors of Parent may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

         2.4 NO FRACTIONAL SECURITIES. No fractional shares of Parent Common Stock shall be issuable by the Parent upon the conversion of shares of Company Common Stock in the Merger pursuant to Section 2.2(a) hereof. In lieu of any such fractional shares, each holder of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock shall be entitled to receive instead an amount in cash equal to such fraction multiplied by the Closing Market Price. For purposes of this Agreement, the term "Closing Market Price" shall mean the average of the last quoted sale price for shares of Parent Common Stock on The Nasdaq SmallCap Market for each of the ten trading days preceding the Effective Time.

         2.5 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Company Common Stock thereafter on the records of the Company.

         2.6 NO FURTHER OWNERSHIP RIGHTS IN COMPANY STOCK. The Merger Shares delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

         2.7 ADJUSTMENT EVENT. If, between the date hereof and the Effective Time, the issued and outstanding shares of Parent Common Stock shall have been combined, split, reclassified or otherwise changed into a different number of shares or a different class of shares, an appropriate

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



adjustment to the Exchange Ratio shall be made to fully reflect such change in such manner as is reasonably acceptable to the Parent and the Company.

         2.8 ESCROW. At the Effective Time, Parent will deposit in escrow certificates representing seven and one-half percent (7 1/2%) of the Merger Shares (which shall reduce on a pro rata basis the Merger Shares otherwise issuable to the Holders of Company Common Stock under Section 2.2(a)) registered in the name of U.S. Trust National Association, as Escrow Agent, and instruments or other documentation representing Stock Options to purchase seven and one-half percent (7 1/2%) of the Option Shares issuable to each Holder under Section 2.2(c) (collectively, the "Escrow Shares"). The Escrow Shares shall be held as security for the indemnification obligations under Article XI pursuant to the provisions of an Escrow Agreement (the "Escrow Agreement ") in the form of EXHIBIT E attached hereto.

         2.9 TAX CONSEQUENCES. For Federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" within the meaning of Section 368(a) of the Code.

                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

         The Company and each of the Principal Shareholders jointly and severally represent and warrant to the Parent and Acquisition as set forth below, subject to the exceptions set forth in the disclosure schedules attached hereto (the "Disclosure Schedules"), the section numbers and letters of which correspond to the section and subsection numbers and letters of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, any information disclosed in one section of the Disclosure Schedules shall, should the existence of the information be relevant to any other section of the Disclosure Schedules, be deemed to be disclosed in all sections of the Disclosure Schedules, but only to the extent that the relevance of such information to such other section is reasonably apparent in the section of the Disclosure Schedules on which such information is disclosed. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by the Company in this Agreement or that it is material, nor shall such information be deemed to establish a standard of materiality

         3.1 CORPORATE ORGANIZATION. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has no Subsidiaries (as that term is hereinafter defined). The Company has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as presently conducted. The Company is duly qualified to transact business as a foreign corporation and in good standing in the jurisdictions set forth in

Schedule 3.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Company or the business currently conducted by it, except for such jurisdictions where the failure to be so qualified would not have a SI Material Adverse Effect (as defined below). The Company has previously delivered to the Parent complete and correct copies of its Certificate of Incorporation (certified by the secretary of state of the jurisdiction in which it was formed as of a recent date) and its By-Laws (certified by the Secretary of the Company as of a recent date). Except as set forth in Schedule 3.1, neither the Certificate of Incorporation nor the By-Laws of the Company have been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "SI Material Adverse Effect" means, for purposes of this Agreement, any change, event or effect that is, or that would be, materially adverse to the business, operations, assets, liabilities, financial condition or results of operations of the Company.

         3.2 AUTHORIZATION. The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors and shareholders of the Company, and no other corporate action on the part of the Company is necessary to approve and authorize the execution and delivery of this Agreement or (subject to the filing of the Certificate of Merger pursuant to the DGCL) the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity.

         3.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Subject to the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company, (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or any of its properties or assets may be bound, or result in the creation of any lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of the Company pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a SI Material Adverse Effect, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Company or by which any of its properties or assets may be bound, except for such violations and conflicts which would not have a SI Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate or (iv) require, on the part of the Company, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a SI Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. Without limiting the generality of clause (ii) above neither the Company nor any of the Holders is a party to any agreement, arrangement or understanding which contemplates the sale of the business of the Company, in whole or in part, whether by means of a sale of shares, sale of assets, merger, consolidation or otherwise.

         3.4      CAPITALIZATION.

                  (a) The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock, of which 10,353,992 shares are issued and outstanding. Schedule 3.4(a) sets forth a complete and correct list of the record and beneficial ownership of the issued and outstanding shares of Company Common Stock. All of the issued and outstanding shares of Company Common Stock were duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of any preemptive rights or Federal or state securities laws. Except as disclosed in Schedule 3.4(a) hereto, the Company has never repurchased or redeemed any shares of its capital stock, and there are no amounts owed or which may be owed to any person by the Company as a result of any repurchase or redemption of shares of its capital stock. Except as disclosed in Schedule 3.4(a) hereto, there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound to redeem or repurchase any shares of its capital stock. Except as set forth in Schedule 3.4(a), there are no outstanding options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of the capital stock of the Company, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue additional shares of its capital stock.

                  (b) The Company does not own, directly or indirectly, any equity securities, or options, warrants or other rights to acquire equity securities, or securities convertible into or exchangeable for equity securities, of any other corporation, or any partnership interest in any general or limited partnership or unincorporated joint venture (a "Subsidiary").

         3.5 FINANCIAL STATEMENTS. Attached hereto as Schedule 3.5 are the balance sheets of the Company as of March 31, 1998, December 31, 1997, December 31, 1996, and December 31, 1995 and the statements of revenues collected and expenses paid for the fiscal years or periods then ended (hereinafter collectively referred to as the "Financial Statements"). The Financial Statements (i) have been prepared from the books and records of the Company, (ii) have been prepared on a cash basis during the periods covered thereby and (iii) present fairly in all material respects the financial condition and results of operations of the Company as at the dates, and for the periods, stated therein, except that the Financial Statements are subject to normal year-end adjustments which will not be individually or in the aggregate material in amount or effect and do not include footnotes.

         3.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except (i) for liabilities and expenses arising under the agreements set forth in Schedule 3.6, and (ii) for obligations incurred since March 31, 1998 in the ordinary course of business, which are not individually or in the aggregate, material in amount, the Company does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise.

         3.7      ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Schedule 3.7, since March 31, 1998, the Company has carried on its business in the ordinary course and consistent with past practice. Except as set forth on
Schedule 3.7 hereto, since March 31, 1998, the Company has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any SI Material Adverse Effect; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature;
(vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock other than shares of Company Common Stock issued upon exercise of employee stock options; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of their Employees (as that term is hereinafter defined) or any bonus or service award or other like benefit, or instituted, increased, augmented or improved any Benefit Plan (as that term is hereinafter defined); or
(xi) entered into any agreement to do any of the foregoing.

         3.8 LEGAL PROCEEDINGS, ETC. Except as set forth in Schedule 3.8 hereto, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the best knowledge of the Company or any Principal Shareholder, threatened against the Company or its properties, assets or business or, to the best knowledge of the Company or any Principal Shareholder, pending or threatened against any of the officers, directors, employees, agents or consultants of the Company in connection with the business of the Company. There are no such suits, actions, claims, proceedings or investigations pending, or, to the best knowledge of the Company or any Principal Shareholder, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Company is a party, or involving the Company's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Company.

         3.9      TAXES.

                  (a) Except as set forth in Schedule 3.9, the Company has duly and timely filed, or will duly and in a timely manner file, all material Tax returns and other filings in respect of Taxes (as that term is hereinafter defined) required to be filed by it or which are required to be filed by it on or prior to the Effective Time, and have in a timely manner paid (or will in a timely manner pay) all material Taxes which are (or will be) due for all periods ending on or before the Effective Time, whether or not shown on such returns. All such Tax returns have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all laws, rules and regulations. The provisions for Taxes payable reflected in the Financial Statements are adequate under generally accepted accounting principles.

                  (b) Except as set forth in Schedule 3.9 hereto, there are no actions or proceedings currently pending or, to the best knowledge of the Company or any Principal Shareholder, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted against the Company, and there are no matters under discussion with any governmental authority regarding claims for the assessment or collection of Taxes. Any Taxes that have been claimed or imposed as a result of any examinations of any tax return of the Company by any governmental authority are being contested in good faith and have been disclosed in writing to the Parent. Except as set forth in Schedule 3.9, there are no agreements or applications by the Company for an extension of time for the assessment or payment of any Taxes nor any waiver of the statute of limitations in respect of Taxes. There are no Tax liens on any of the assets of the Company, except for liens for Taxes not yet due or payable that are being contested in good faith in appropriate proceedings.

                  (c) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all United States, state, local, foreign or other income, sales, use, withholding, employment, payroll, social security, property taxes and all other taxes of any kind, deficiencies, fees or other governmental charges, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to tax thereon, penalties for failure to file a return or report, and interest on any of the foregoing).

                  (d) There is no agreement, plan or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such agreement, plan or arrangement, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be subject to an excise tax under Section 4999 of the Code.

                  (e) The Company is not and has never been a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar agreement or arrangement and none of them has any liability for Taxes of any person (other than the Company) under Treasury Regulation 1.1502-6 (or any similar provision of state, local or foreign law).

                  (f) The Company has withheld amounts from its employees and other persons required to be withheld under the tax, social security, unemployment and other withholding provisions of all federal, state, local and foreign laws.

         3.10 TITLE TO PROPERTIES AND RELATED MATTERS. (a) Except as set forth on Schedule 3.10(a), the Company has good and valid title to all personal property, tangible or intangible, which the Company purports to own, including the properties reflected on the balance sheet at March 31, 1998 (the "Balance Sheet") or acquired after the date thereof (other than properties and assets sold or otherwise disposed of in the ordinary course of business and consistent with past practice since March 31, 1998), free and clear of any claims, liens, pledges, security interests or encumbrances of any kind whatsoever (other than (i) purchase money security interests and common law vendor's liens, in each case for goods purchased on open account in the ordinary course of business and having a fair market value of less than $5,000 in each individual case), (ii) liens for Taxes not yet due and payable, and (iii) such imperfections of title and encumbrances, if any, that are not material in character, amount or extent and that do not materially detract from the value, or materially interfere with the use of, the property subject thereto or affected thereby.

                  (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the lease referred to in Schedule 3.10(d).

                  (c) Schedule 3.10(c) sets forth a complete and correct list of all equipment, machinery, instruments, vehicles, furniture, fixtures and other items of personal property currently owned, leased or used by the Company with a book value as of March 31, 1998, in each case of $5,000 or more. All such personal property is in satisfactory operating condition (ordinary and reasonable wear and tear excepted), is physically located in or about one of the Company's places of business and is owned by the Company or is leased by the Company under one of the leases set forth in Schedule 3.10(d). Except as disclosed in Schedule 3.10(c), none of such personal property is subject to any agreement or commitment for its use by any person other than the Company. The maintenance and operation of such personal property has been in material conformance with all applicable laws and regulations. There are no assets leased by the

Company or used in the business of the Company that are owned, directly or indirectly, by any Related Person (as that term is hereinafter defined).

                  (d) Schedule 3.10(d) sets forth a complete and correct list of all real property and personal property leases to which the Company is a party. The Company has previously delivered to the Parent complete and correct copies of each lease (and any amendments or supplements thereto) listed in Schedule 3.10(d). Except as set forth in Schedule 3.10(d), (i) each such lease is valid and binding and in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Principal Shareholder) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company or any Principal Shareholder) a default by any other party under such lease; (iii) to the best knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without requiring modification in the rights or obligations of the lessee under any such lease.

         3.11 INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS. (a) The Company has disclosed in Schedule 3.11 all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, or Internet domain names (collectively, "Intellectual Property Rights") used by the Company in the Company's business as presently conducted, including all Intellectual Property Rights used in connection with or contained in all versions of the Company's World Wide Web sites (including techstocks.com, siliconinvestor.com, www.techstocks.com and www.siliconinvestor.com) and all licenses, assignments and releases of Intellectual Property Rights of others in material works embodied in its products. All Intellectual Property Rights purported to be owned by the Company held by any employee, officer or consultant are owned by the Company by operation of law or have been validly assigned to the Company. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Company as presently conducted. The Company has exclusive ownership of or license to use all Intellectual Property Rights identified in
Schedule 3.11 or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its products. The present business activities or products of the Company do not infringe any Intellectual Property Rights of others. The Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe in any material respect or may infringe any Intellectual Property Rights of such person.

                  The Company has the right to use all trade secrets, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted in any material respect. The Company has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. All employees and consultants of the Company involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality of the Company's trade secrets and other confidential information and to vest in the Company exclusive ownership of such Intellectual Property Rights. To the knowledge of the Company and the Principal Shareholders, all trade secrets and other confidential information of the Company are not part of the public domain or knowledge, nor, to the best knowledge of the Company and the Principal Shareholders, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the knowledge of the Company and the Principal Shareholders, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

                  The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be owned by the Company, and to the Company's and the Principal Shareholders' knowledge, such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Proprietary Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information. To the Company's and the Principal Shareholders' knowledge, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

                  Neither the Company nor, to the knowledge of the Company and the Principal Shareholders, any of the Company's employees, have any agreements or arrangements with former employers of such employees relating to confidential information or trade secrets of such employers or are bound by any consulting agreement relating to confidential information or trade secrets of another entity that are being violated by such persons. The activities of the Company's employees on behalf of the Company do not violate in any material respects any agreements or arrangements known to the Company which any such employees have with former employers or any other entity to whom such employees may have rendered consulting services. For the purposes of this Section 3.11, Intellectual Property Rights also includes any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates, marketing materials created by the Company, inventions, trade dress, logos and designs.

                  (b) The Company has all franchises, permits, licenses and other rights and privileges reasonably necessary to permit it to own its property and to conduct its business as it is presently conducted other than any franchises, permits, licenses and other rights and privileges which if not held by the Company would not have a SI Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate.

         (c) The management information systems (including all computer hardware and software) owned, licensed or otherwise used by the Company will not perform differently and experience any material malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000.

         3.12     CONTRACTS. (a) Except as set forth in Schedule 3.12(a) (or in
Schedule 3.4, Schedule 3.10(d) or Schedule 3.13(a)), the Company is not a party to, or subject to:

                           (i)      any contract, arrangement or understanding,
or series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company of more than $10,000;

                           (ii)     any note, indenture, credit facility,
mortgage, security agreement or other contract, arrangement or understanding relating to or evidencing indebtedness for money borrowed or a security interest or mortgage in the assets of the Company;

                           (iii)    any guaranty issued by the Company;

                           (iv)     any contract, arrangement or understanding
relating to the acquisition, issuance or transfer of any securities;

                           (v)      any contract, arrangement or understanding
relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights other than licenses granted in the ordinary course of business with a term of less than one year;

                           (vi)     any contract, arrangement or understanding
granting to any person the right to use any property or property right of the Company other than licenses granted in the ordinary course of business with a term of less than one year;

                           (vii)    any contract, arrangement or understanding
restricting the Company's or any Subsidiary's right to (A) engage in any business activity or compete with any business, or (B) develop or distribute any technology;

                           (viii)   any contract, arrangement or understanding
relating to the employment of, or the performance of services of, any employee, consultant or independent contractor and pursuant to which the Company is required to pay more than $10,000 per year;

                           (ix)     any contract, arrangement or understanding
with a Related Person (as that term is hereinafter defined); or

                           (x)      any outstanding offer, commitment or
obligation to enter into any contract or arrangement of the nature described in subsections (i) through (vi) of this subsection 3.12(a).

                  (b) The Company has previously made available for inspection and copying to the Parent complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 3.12(a). Except as set forth in Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company nor (to the best knowledge of the Company or any Principal Shareholder) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Company or any Principal Shareholder) a default by any other party under such contract; (iii) to the best knowledge of the Company or any Principal Shareholder, there are no disputes or disagreements between the Company and any other party with respect to any such contract; and
(iv) each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Company thereunder.

                  (c)      Except as set forth and described in
Schedule 3.12(d), the Company has not issued any warranty or any agreement or commitment to indemnify any person other than in the ordinary course of business.

         3.13     EMPLOYEES; EMPLOYEE BENEFITS.

                  (a) Schedule 3.13(a) sets forth the names of all current employees of the Company (the "Employees") and such Employee's job title, the location of employment of such Employee, such Employee's current salary, the amount of any bonuses or other compensation paid since December 31, 1996 to such Employee, the date of employment of such Employee and the accrued vacation time of such Employee. The Company has accrued on its books and records all obligations for salaries, benefits and other compensation with respect to its Employees and former employees ("Former Employees"), to the extent required by generally accepted accounting principles, including, but not limited to, vacation pay, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. Schedule 3.13(a) hereto sets forth a true and correct statement of the liability, if any, of the Company for accrued but unused sick pay. Except as set forth on Schedule 3.13(a), there are no outstanding loans from the Company to any officer, director, employee, agent or consultant of the Company, or to any other Related Person. Schedule 3.13(a) hereto sets forth a complete and correct description of all severance policies of the Company. Complete and correct copies of all written agreements with Employees and all employment policies, and all amendments and supplements thereto, have previously been delivered or made available to the Parent, and a list of all such agreements and policies is set forth an Schedule 3.13(a). None of the Employees has, to the knowledge of the Company or any Principal Shareholder, indicated a desire to terminate his or her employment, or any intention to terminate his or her employment upon a sale of, or business combination relating to, the Company or in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since March 31, 1998, the Company has not (i) increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) increased the term or tenure of employment for any Employee, except in the ordinary course of business consistent with past practice, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

                  (b) Except as disclosed on Schedule 3.13(b), the Company has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Fair Labor Standards Act, as amended, the Immigration Reform and Control Act of 1986, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, the withholding and payment of taxes from compensation, discriminatory practices with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to Employees or potential employees, and there have been no claims made or, to the best knowledge of the Company or any Principal Shareholder, threatened thereunder against the Company arising out of, relating to or alleging any violation of any of the foregoing. Except as disclosed in Schedule 3.13(b), there are no material controversies, strikes, work stoppages, picketing or disputes pending or, to the knowledge of the Company or any Principal Shareholder, threatened between the Company and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees, including any "leased employees" (within the meaning of Section 414(n) of the Code); no organizational effort by any labor union or other collective bargaining unit currently is under way or, to the best knowledge of the Company or the Principal Shareholders, threatened with respect to any Employees; and the consent of no labor union or other collective bargaining unit is required to consummate the transactions contemplated by this Agreement.

                  (c) Schedule 3.13(c) sets forth a list of each material defined benefit and defined contribution plan, stock ownership plan, employment or consulting agreement, executive compensation plan, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, agreement with respect to temporary employees or "leased employees" (within the meaning of Section 414(n) of the Code), vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), employee stock option, stock appreciation rights or stock purchase plan, severance pay plan, arrangement or practice, employee relations policy, practice or arrangement, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which has been maintained by the Company for the benefit of or relating to any of the Employees or to any Former Employees or their dependents, survivors or beneficiaries, whether or not legally binding, whether written or oral or whether express or implied, all of which are hereinafter referred to as the "Benefit Plans."

                  (d) Except as set forth on Schedule 3.13(d), each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) and which is intended to meet the requirements of Section 401(a) of the Code meets such requirements; the trust, if any, forming part of such plan is exempt from U.S. federal income tax under Section 501(a) of the Code; a favorable determination letter has been issued by the Internal Revenue Service (the "IRS") with respect to each plan and trust and each amendment thereto; and nothing has occurred since the date of such determination letter that would adversely affect the qualification of such plan; no Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" (within the meaning of Section 419 of the Code) relating to Employees or Former Employees; no event or condition exists with respect to any Benefit Plan that could subject the Company to any material Tax under Section 4980B of the Code. With respect to each Benefit Plan, the Company has heretofore delivered or made available to the Parent complete and correct copies of the following documents, where applicable and to the extent available: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinion required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, as well as all other descriptions distributed to Employees or set forth in any manuals or other documents, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith and (v) the most recent actuarial report, if any, relating to the Benefit Plan.

                  (e) There has been and will be no "excess parachute payment" (as that term is defined in Section 28OG(b)(1) of the Code) to any of the Employees as a result of the consummation of the transactions contemplated hereby.

         3.14 COMPLIANCE WITH APPLICABLE LAW. Except as set forth in Schedules 3.13 and 3.14, the Company is not in violation in any material respect of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except for any violation which would not have a SI Material Adverse Effect or result in a fine or penalty in excess of $10,000 individually or in the aggregate. The Company has not received any notice alleging any such violation, nor to the best knowledge of the Company or any Principal Shareholder, is there any inquiry, investigation or proceedings relating thereto.

         3.15 ABILITY TO CONDUCT THE BUSINESS. There is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or governmental or regulatory body, agency or authority applicable to the Company or to which the Company is a party or by which it (or any of its properties or assets) is bound, that will prevent the use by the Surviving Corporation, after the Effective Time, of the properties and assets owned by, the business conducted by or the services rendered by the Company on the date hereof, in each case on substantially the same basis as the same are used, owned, conducted or rendered on the date hereof. The Company has in force, and is in compliance with, in all material respects, all material governmental permits, licenses, exemptions, consents, authorizations and approvals used in or required for the conduct of their business as presently conducted, all of which shall continue in full force and effect, without requirement of any filing or the giving of any notice and without modification thereof, following the consummation of the transactions contemplated hereby. The Company has not received any notice of, and to the best knowledge of the Company or any Principal Shareholder, there are no inquiries, proceedings or investigations relating to or which could result in the revocation or modification of any such permit, license, exemption, consent, authorization or approval.

         3.16 MAJOR CUSTOMERS. Schedule 3.16 sets forth a complete and correct list of the five largest advertising customers of the Company, in terms of revenue recognized in respect of such customers during the fiscal year ended December 31, 1997 and the three months ended March 31, 1998, showing the amount of revenue recognized for each such customer during such periods. Except as set forth and described in Schedule 3.16, to the knowledge of the Company or any Principal Shareholder, the Company has not received any notice or other communication (written or oral) from any of the customers listed in Schedule
3.16 hereto terminating or reducing in any material respect, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company.

         3.17     CONSULTANTS, SALES REPRESENTATIVES AND OTHER AGENTS.
Schedule 3.17 hereto sets forth a complete and correct list of the names and addresses of each consultant, sales representative or other agent (other than any such person performing solely clerical functions) currently engaged by the Company who is not an employee of the Company and who has received compensation in excess of $25,000 in respect of the fiscal year beginning January 1, 1997, and ending December 31, 1997, the commission rates or other compensation applicable with respect to each such person and the amount of commissions or other compensation earned by each such person for the fiscal period ended December 31, 1997. Complete and correct copies of all current agreements between the Company and any such person have previously been delivered or made available by the Company to the Parent.

         3.18 ACCOUNTS RECEIVABLE. All accounts receivable of the Company and the Subsidiaries (i) arose from bona fide transactions in the ordinary course of business and consistent with past practice, and (ii) except as set forth on Schedule 3.18, are owned by the Company free and clear of any claim, security interest, lien or other encumbrance.

         3.19 INSURANCE. Schedule 3.19 hereto is a true and complete list of all insurance policies carried by the Company with respect to its business, together with, in respect of each such policy, the name of the insurer, the number of the policy, the annual policy premium payable therefor, the limits of coverage, the deductible amount (if any), the expiration date thereof and each pending claim thereunder. Complete and correct copies of each certificate of insurance have previously been delivered or made available by the Company to the Parent. All such policies are in full force and effect. All premiums due thereon have been paid in a timely manner.

         3.20 BANK ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.21 sets forth a complete and correct list showing:

                           (i)      all bank accounts of the Company, together
with, with respect to each such account, the account number, the names of all signatories thereof, the authorized powers of each such signatory and the approximate balance thereof on the date of this Agreement; and

                           (ii)     the names of all persons holding powers of
attorney from the Company and a summary statement of the terms thereof.

         3.21 MINUTE BOOKS, ETC. The minute books, stock certificate book and stock ledger of the Company are complete and correct in all material respects. The minute books of the Company contain accurate and complete records of all meetings or written consents to action of the Board of Directors and shareholders of the Company and accurately reflect all corporate actions of the Company which are required by law to be passed upon by the Board of Directors or shareholders of the Company.

         3.22 RELATED PERSON INDEBTEDNESS AND CONTRACTS. Schedule 3.22 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement between the Company and any of the following (collectively, "Related Persons"): (i) the Holders;
(ii) the spouses and children of any of the Holders (collectively, "near relatives"); (iii) any trust for the benefit of any of the Holders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of the Holders or by any of their respective near relatives.

         3.23 BROKERS; PAYMENTS. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any Principal Shareholder. The Company has suspended or terminated, and has the legal right to terminate or suspend, all negotiations and discussions of Acquisition Transactions (as defined in Section 6.4) with parties other than Parent. No valid claim exists against the Company or the Surviving Corporation or, based on any action by the Company, against the Parent for payment of any "topping," "break-up" or "bust-up" fee or any similar compensation or payment arrangement as a result of the transactions contemplated hereby.

         3.24 COMPANY ACTION. The Board of Directors of the Company, by unanimous written consent or at a meeting duly called and held, has (i) determined that the Merger is fair and in the best interests of the Company and its shareholders, (ii) approved the Merger and this Agreement in accordance with the provisions of the DGCL, and (iii) directed that this Agreement and the Merger be submitted to the Company shareholders for their approval and resolved to recommend that the Company's shareholders vote favor of the approval of this Agreement and the Merger. The shareholders of the Company have approved the Merger and this Agreement in accordance with the provisions of the DGCL.

         3.25 INFORMATION IN PROXY STATEMENT. None of the information relating to the Company or its business or relating to the Holders supplied by the Company for inclusion in the proxy statement to be distributed in connection with the meeting of the shareholders of the Parent referred to in Section 7.2 (the "Proxy Statement") will at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings referred to in Section 7.2, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         3.26 POOLING OF INTERESTS. To the knowledge of the Company and the Principal Shareholders, neither the Company nor any of its affiliates has taken or agreed to take any action which would prevent the Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

         3.27 DISCLOSURE. No representation or warranty by the Company or the Principal Shareholders contained in this Agreement and no statement contained in any of the Disclosure Schedules, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement by the Company or its representatives contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                          OF THE PRINCIPAL SHAREHOLDERS

         4.1 AUTHORIZATION ETC. Each of the Principal Shareholders represents and warrants, severally, to the Parent and Acquisition as follows:

                           (i)      such Shareholder is the sole and exclusive
record and beneficial owner of the shares of the Company's capital stock set forth opposite such Shareholder's name in Schedule 3.4 hereto, free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions on transfer imposed under applicable securities laws), and, except as set forth on Schedule 3.4 hereto, there are no agreements, arrangements or understandings to which such Shareholder is a party (other than this Agreement) involving the purchase, sale or other acquisition or disposition of the shares owned by such Shareholder; (ii) such Shareholder shall (A) concurrently with such Shareholder's execution and delivery of this Agreement, execute and deliver to Parent the Voting Agreement in the form of EXHIBIT A hereto pursuant to which Shareholder agrees to vote all shares of capital stock owned by such Shareholder in favor of the Merger and the adoption of this Agreement by the Company, (B) at the Effective Time, deliver to the Parent certificates representing all shares of Company Common Stock owned by such Shareholder, each such certificate to be duly endorsed for transfer and free and clear of any claims, liens, pledges, options, rights of first refusal or other encumbrances or restrictions of any nature whatsoever (other than restrictions imposed under applicable securities laws); (iii) such Shareholder has all necessary legal capacity, right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and this Agreement constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors, rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in law or in equity; and (iv) the execution and delivery of this Agreement by such Shareholder and the consummation of the transactions contemplated hereby will not (A) violate or conflict with any provision of any partnership agreement or other constitutional documents of any such Shareholder that is constituted as a general or limited partnership, (B) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which such Shareholder is a party, or by which such Shareholder or the shares of Company Stock held by such Shareholder may be bound, or result in the creation of any material lien, claim or encumbrance or other right of any third party of any kind whatsoever upon the properties or assets of such Shareholder pursuant to the terms of any such instrument or obligation, which breach, violation or event of default would have a material adverse effect on such Shareholder's ability to perform such Shareholder's obligations hereunder, or (C) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, agency or authority applicable to such Shareholder or by which such the shares of Company Stock held by such Shareholder may be bound.

         4.2      PARENT COMMON STOCK.

         Each Principal Shareholder severally acknowledges, represents and warrants to the Parent and Acquisition as follows:

                           (i)      The Shareholder understands that the shares
of Parent Common Stock to be issued to the Shareholder in the Merger will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law by reason of specific exemptions under the provisions thereof which depend in part upon the other representations and warranties made by the Shareholder in this Agreement. The Shareholder understands that the Parent is relying upon the Shareholder's representation and warranties contained in this Section 4.2 for the purpose of determining whether this transaction meets the requirements for such exemptions. The information contained in the Investor Questionnaire executed by such Shareholder and delivered to Parent in connection with this Agreement is accurate, complete and correct.

                           (ii)     The Shareholder has such knowledge, skill
and experience in business, financial and investment matters so that the Shareholder is capable of evaluating the merits and risks of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement or to the extent that the Shareholder has deemed it appropriate to do so, the Shareholder has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of an investment in Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                           (iii)    The Shareholder has made, either alone or
together with the Shareholder's advisors, such independent investigation of the Parent, its management and related matters as the Shareholder deems to be, or such advisors have advised to be, necessary or advisable in connection with an investment in the Parent Common Stock through the transactions contemplated by this Agreement; and the Shareholder and advisors have received all information and data that the Shareholder and such advisors believe to be necessary in order to reach an informed decision as to the advisability of an investment in the Parent Common Stock pursuant to the transactions contemplated by this Agreement.

                           (iv)     The Shareholder has reviewed the
Shareholder's financial condition and commitments, alone and together with the Shareholder's advisors, and, based on such review, the Shareholder is satisfied that (A) the Shareholder has adequate means of providing for the Shareholder's financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that he could bear the risk of loss of the Shareholder's entire investment in the Parent Common Stock, (B) the Shareholder has no present or contemplated future need to dispose of all or any portion of the Parent Common Stock to satisfy any existing or contemplated undertaking, need or indebtedness, and (C) the Shareholder is capable of bearing the economic risk of an investment in the Parent Common Stock for the indefinite future. The Shareholder shall furnish any additional information about the Shareholder reasonably requested by the Parent to assure the compliance of this transaction with applicable federal and state securities laws.

                           (v)      The Shareholder understands that the shares
of the Parent Common Stock to be received by the Principal Shareholder in the transactions contemplated hereby will be "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") promulgated thereunder provide in substance that the Shareholder may dispose of such shares only pursuant to an effective registration statement under the Securities Act or an exemption from registration if available. The Shareholder further understands that, except as provided in Article XII, the Parent has no obligation or intention to register the sale of any of the shares of the Parent Common stock to be received by the Shareholder in the transactions contemplated hereby, or take any other action so as to permit sales pursuant to, the Securities Act. Accordingly, except as provided in Article XII, the Shareholder understands that the Shareholder may dispose of such shares only in transactions which are of a type exempt from registration under the Securities Act, including (without limitation) a "private placement," in which event the transferee will acquire such shares as "restricted securities" and subject to the same limitations as in the hands of the Shareholder. The Shareholder further understands that applicable state securities laws may impose additional constraints upon the sale of securities. As a consequence, the Shareholder understands that the Shareholder may have to bear the economic risk of an investment in the Parent Common Stock to be received by the Shareholder pursuant to the transactions contemplated hereby for an indefinite period of time.

                           (vi)     The Shareholder is acquiring shares of the
Parent Common Stock pursuant to the transactions contemplated hereby for investment only and not with a view to or intention of or in connection with any resale or distribution of such shares or any interest therein.

                           (vii)    The certificate(s) evidencing the shares of
the Parent Common Stock to be issued pursuant to the transactions contemplated hereby shall bear the following legend:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under the Securities Act of 1933, as amended, and applicable state securities laws."

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                          OF THE PARENT AND ACQUISITION

         The Parent and Acquisition jointly and severally represent and warrant to the Company and the Principal Shareholders that:

         5.1 CORPORATE ORGANIZATION. Each of the Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Parent and Acquisition has all requisite corporate power and authority to own, operate and lease the properties and assets it now owns, operates and leases and to carry on its business as now being conducted. The Parent and Acquisition are each duly qualified to transact business as a foreign corporation and are each in good standing in the jurisdictions set forth opposite their respective names in Schedule 5.1, which are the only jurisdictions where such qualification is required by reason of the nature of the properties and assets currently owned, operated or leased by the Parent or Acquisition or the business currently conducted by them, except for such jurisdictions where the failure to be so qualified would not have a go2net Material Adverse Effect (as defined below). The Parent has previously delivered to the Company complete and correct copies of (i) its Certificate of Incorporation (certified by the Secretary of State of Delaware as of a recent date) and its By-Laws (certified by the Secretary of the Parent as of a recent date) and (ii) the Certificate of Incorporation of Acquisition and all amendments thereto to the date hereof (certified by the Secretary of State of the State of Delaware as of a recent date) and the By-Laws of Acquisition (certified by the secretary of Acquisition as of a recent date). Neither the Certificate of Incorporation nor the By-Laws of the Parent or Acquisition has been amended since the respective dates of certification thereof, nor has any action been taken for the purpose of effecting any amendment of such instruments. The term "go2net Material Adverse Effect" means for purposes of this Agreement, any change, event or effect that is, or would be, materially adverse to the business, operation, assets, liabilities, financial condition or results of operations of the Parent and Acquisition, taken as a whole.

         5.2 AUTHORIZATION. Each of the Parent and Acquisition has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Boards of Directors of the Parent and Acquisition and by the Parent as the sole shareholder of Acquisition, and, subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Parent, no other corporate proceedings on the part of the Parent or Acquisition are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent and Acquisition and constitutes the valid and binding agreement of the Parent and Acquisition, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law).

         5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. Subject to (a) the filing of the Proxy Statement with the SEC, (b) the filing of Certificate of Merger with the Secretary of State of the State of Delaware and (c) compliance with applicable federal and state securities laws, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provisions of the Certificate of Incorporation or By-Laws of the Parent or Acquisition; (ii) breach, violate or constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under, give rise to any right of termination, cancellation, modification or acceleration under, or require any consent or the giving of any notice under, any note, bond, indenture, mortgage, security agreement, lease, license, franchise, permit, agreement or other instrument or obligation to which the Parent or Acquisition is a party, or by which any of them or any of their respective properties or assets may be bound, or result in the creation of any lien, claim or encumbrance of any kind whatsoever upon the properties or assets of the Parent or Acquisition pursuant to the terms of any such instrument or obligation, other than any breach, violation, default, termination, cancellation, modification or acceleration which would not have a go2net Material Adverse Effect; (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction or decree or other instrument of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority applicable to the Parent or Acquisition or by which any of their respective properties or assets may be bound, except for such violations or conflicts which would not have a go2net Material Adverse Effect; or (iv) require, on the part of the Parent or Acquisition, any filing or registration with, or permit, license, exemption, consent, authorization or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority other than any filing, registration, permit, license, exemption, consent, authorization, approval or notice which if not obtained or made would not have a go2net Material Adverse Effect.

         5.4 CAPITALIZATION. (a) The authorized capital stock of the Parent consists of 9,000,000 shares of Parent Common Stock, of which 4,510,217 shares are issued and outstanding as of March 31, 1998 and 1,000,000 shares of Preferred Stock, none of which are issued or outstanding. All of the issued and outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock to be issued in connection with the Merger, when issued in accordance with this Agreement, shall be) duly authorized, validly issued, fully paid and nonassessable, and none of such shares has been issued in violation of any applicable preemptive rights. There are no agreements or commitments to which the Parent is a party or by which it is bound for the redemption or repurchase of any shares of its capital stock. Except for options issued under the Parent's 1996 Stock Option Plan and warrants to purchase 50,000 shares of Common Stock (collectively, the "Stock Option Plan"), there are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of the Parent, and (except as contemplated by this Agreement and except with respect to options issued under the Stock Option Plan) there are no agreements or commitments to which the Parent is a party or by which it is bound pursuant to which the Parent is or may become obligated to issue additional shares of its capital stock. As of March 31, 1998, there were options to purchase an aggregate of 938,249 shares of Parent Common Stock outstanding. In connection with the meeting of the Parent's stockholders to be convened for purposes of voting upon the transactions contemplated by this Agreement, the Parent will seek approval from its stockholders for an amendment to the Parent's Certificate of Incorporation to increase the authorized number of shares of Parent Common Stock to 50,000,000 and for an amendment to the 1996 Stock Option Plan to increase the number of shares of Parent Common Stock reserved for the grant of options thereunder to 2,500,000.

                  (b) The authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $0.01 per share, of which 100 shares are issued and outstanding, all of which shares are owned beneficially and of record by the Parent. There are no outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of the capital stock of Acquisition, and there are no agreements or commitments to which Acquisition is a party or by which it is bound pursuant to which Acquisition is or may become obligated to issue additional shares of its capital stock.

         5.5      SEC REPORTS AND FINANCIAL STATEMENTS.

                  (a) The Parent has heretofore delivered or made available to the Company complete and correct copies of all reports and other filings filed by the Parent with the SEC pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Acts") since and including the filing date of the Registration Statement with respect to the Company's initial public offering (such reports and other filings collectively referred to herein as the "SEC Filings"). The SEC Filings constitute all of the documents required to be filed by the Parent under the SEC Acts with the SEC since such date. All documents required to be filed as exhibits to the SEC Filings have been so filed, and all contracts so filed as exhibits are in full force and effect, except those which are expired in accordance with their terms, and neither Parent nor any of its subsidiaries is in default thereunder. As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Parent included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited consolidated financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial position, for the fiscal year ended September 30, 1997 and earlier years) for the periods then ended. The unaudited financial statements included in the SEC Filings comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of the Parent and its consolidated subsidiaries, (ii) were prepared in accordance with generally accepted accounting principles, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of the Parent and its consolidated subsidiaries as at the dates thereof and the results of their operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The foregoing representations and warranties in this Section 5.5(a) shall also be deemed to be made with respect to all filings made with the SEC on or before the Effective Time.

                  (b) The Parent has heretofore delivered or made available to the Company copies of the Parent's preliminary unaudited balance sheet as of March 31, 1998 and its preliminary unaudited statement of income and cash flows for the three and six month periods then ended (the "March 31 Financial Statements"). The March 31 Financial Statements (i) have been prepared from the books and records of the Parent, (ii) have been prepared in accordance with generally accepted accounting principles during the periods covered thereby, except that the March 31 Financial Statements do not contain footnotes, and
(iii) present fairly in all material respects the financial condition, results of operations and cash flows of Parent as of the dates, and for the periods, stated therein, except that the March 31 Financial Statements are subject to normal year-ended adjustments which will not individually or in the aggregate be material in amount or effect and do not include footnotes. No agreements will be required to be filed as exhibits to the Parent's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 as material agreements, as defined in Regulation S-K promulgated in the Securities Act.

         5.6      ABSENCE OF CERTAIN CHANGES. Except as set forth in
Schedule 5.6, since March 31, 1998, the Parent has carried on its business in the ordinary course and consistent with past practice. Except as set forth on
Schedule 5.6 hereto, since March 31, 1998, the Parent has not: (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice; (ii) experienced any go2net Material Adverse Effect; (iii) made any change in any accounting principle or practice or in its methods of applying any such principle or practice; (iv) suffered any material damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business; (v) mortgaged, pledged or subjected to any lien, charge or other encumbrance, or granted to third parties any rights in, any of its assets, tangible or intangible; (vi) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any debts or waived any claims or rights of a material nature;
(vii) issued any additional shares of capital stock or any rights, options or warrants to purchase, or securities convertible into or exchangeable for, shares of its capital stock other than options to purchase shares of Parent Common Stock granted under its employee stock plans, shares of Parent Common Stock issued upon exercise of employee stock options and shares of Parent Common Stock issued upon the exercise of outstanding warrants; (viii) declared or paid any dividends on or made any distributions (however characterized) in respect of shares of its capital stock; (ix) repurchased or redeemed any shares of its capital stock; (x) granted any general or specific increase in the compensation payable or to become payable to any of its executive officers or any bonus or service award or other like benefit such persons; or (xi) entered into any agreement to do any of the foregoing.

         5.7 LITIGATION. Except as set forth in Schedule 5.7 hereto, there are no suits, actions, claims, proceedings (including, without limitation, arbitral or administrative proceedings) or investigations pending or, to the knowledge of the Parent, threatened against the Parent or its properties, assets or business or, to the knowledge of the Parent, pending or threatened against any of the officers, directors, employees, agents or consultants of the Parent in connection with the business of the Parent. There are no such suits, actions, claims, proceedings or investigations pending, or, to the knowledge of the Parent, threatened challenging the validity or propriety of the transactions contemplated by this Agreement. There is no judgment, order, injunction, decree or award (whether issued by a court, an arbitrator or an administrative agency) to which the Parent is a party, or involving the Parent's properties, assets or business, which is unsatisfied or which requires continuing compliance therewith by the Parent.

         5.8      COMPLIANCE WITH APPLICABLE LAW. (a) Except as set forth in
Schedule 5.8 the Parent is not in violation of any applicable safety, health, environmental or other law, statute, ordinance, code, rule, regulation, judgment, order, injunction, writ or decree of any Federal, state, local or foreign court or governmental or regulatory body, agency or authority having, asserting or claiming jurisdiction over it or over any part of its business, operations, properties or assets, except where any such violation would not have a go2net Material Adverse Effect. The Parent has not received any notice alleging any such violation, nor to the knowledge of the Parent, is there any inquiry, investigation or proceedings relating thereto.

         5.9 INFORMATION IN PROXY STATEMENT. None of the information included in the Proxy Statement (other than information supplied by the Company for inclusion in the Proxy Statement) will at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings of the stockholders of the Parent referred to in Section 7.2, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form with the provisions of the Securities Act and the Exchange Act and will contain all disclosures required thereby.

         5.10 DISCLOSURE. No representation or warranty by the Parent or Acquisition contained in this Agreement and no statement contained in any Schedule, certificate or other document or instrument delivered or to be delivered pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements contained therein not misleading.

         5.11 TAX TREATMENT OF MERGER. Neither the Parent nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

         5.12 POOLING OF INTERESTS. To the knowledge of the Parent, neither the Parent nor any of its affiliates has taken or agreed to take any action which would prevent the Parent from accounting for the business combination to be effected by the Merger as a pooling of interests.

         5.13 INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS. (a) The Parent has disclosed in Schedule 5.13 all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names, or Internet domain names (collectively, "Intellectual Property Rights") used by the Parent in the Parent's business as presently conducted, including all Intellectual Property Rights used in connection with or contained in all versions of the Parent's World Wide Web sites (including www.go2net.com, www.metacrawler.com, www.playsite.com and www.stocksite.com) and all licenses, assignments and releases of Intellectual Property Rights of others in material works embodied in its products. All Intellectual Property Rights purported to be owned by the Parent held by any employee, officer or consultant are owned by the Parent by operation of law or have been validly assigned to the Parent. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Parent as presently conducted. The Parent has exclusive ownership of or license to use all Intellectual Property Rights identified in Schedule 5.13 or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in its products. To the knowledge of the Parent, the present business activities or products of the Parent do not infringe any Intellectual Property Rights of others. The Parent has not received any notice or other claim from any person asserting that any of the Parent's present activities infringe in any material respect or may infringe any Intellectual Property Rights of such person.

                  The Parent has the right to use all trade secrets, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business as presently conducted in any material respect. The Parent has taken all reasonable measures to protect and preserve the security and confidentiality of its trade secrets and other confidential information. All employees and consultants of the Parent involved in the design, review, evaluation or development of products or Intellectual Property Rights have executed nondisclosure and assignment of inventions agreements sufficient to protect the confidentiality of the Parent's trade secrets and other confidential information and to vest in the Parent exclusive ownership of such Intellectual Property Rights. To the knowledge of the Parent, all trade secrets and other confidential information of the Parent are not part of the public domain or knowledge, nor, to the best knowledge of the Parent, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Parent. To the knowledge of the Parent, no employee or consultant of the

Parent has used any trade secrets or other confidential information of any other person in the course of their work for the Parent.

                  (b) The management information systems (including all computer hardware and software) owned, licensed or otherwise used by the Parent will not perform differently and experience any material malfunctions or usage problems due to the change in the calendar year from 1999 to the year 2000.

         5.14 CONTRACTS. (a) Except as set forth in Schedule 5.14(a) or in the SEC Filings, the Parent is not a party to, or subject to:

                           (i)      any contract, arrangement or understanding
relating to the acquisition, issuance or transfer of any securities;

                           (ii)     any contract, arrangement or understanding
relating to the acquisition, transfer, distribution, use, development, sharing or license of any technology or Intellectual Property Rights other than licenses granted in the ordinary course of business with a term of less than one year;

                           (iii)    any contract, arrangement or understanding
granting to any person the right to use any property or property right of the Parent other than licenses granted in the ordinary course of business with a term of less than one year; or

                           (iv)     any contract, arrangement or understanding
with a go2net Related Person (as that term is hereinafter defined).

                  (b) The Parent has previously made available for inspection and copying to the Company complete and correct copies (or, in the case of oral contracts, a complete and correct description) of each contract (and any amendments or supplements thereto) listed on Schedule 5.14(a). Except as set forth in Schedule 5.14(b), (i) each contract listed in Schedule 5.14(a) is in full force and effect; (ii) neither the Parent nor (to the best knowledge of the Parent) any other party is in default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company or (to the best knowledge of the Parent) a default by any other party under such contract; (iii) to the knowledge of the Parent, there are no disputes or disagreements between the Parent and any other party with respect to any such contract; and (iv) each other party to each such contract has consented or been given notice (or prior to the Closing shall have consented or been given notice), where such consent or the giving of such notice is necessary, sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without modification in the rights or obligations of the Parent thereunder.

         5.15 RELATED PERSON INDEBTEDNESS AND CONTRACTS. Schedule 5.14 sets forth a complete and correct summary of all contracts, commitments, arrangements and understandings not described elsewhere in this Agreement or in Parent's Proxy Statement for its 1998 Annual Meeting of Stockholders between the Parent and any of the following (collectively, "go2net Related Persons"): (i) any holders of in excess of 5% of the outstanding shares of Parent Common Stock;
(ii) the spouses and children of any of such holders (collectively, "near relatives"); (iii) any trust for the benefit of any of such holders or any of their respective near relatives; or (iv) any corporation, partnership, joint venture or other entity or enterprise owned or controlled by any of such holders or by any of their respective near relatives.

         5.16 BROKERS FEES. Except for Tucker Anthony, Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Parent.

         5.17 PARENT ACTION. The Board of Directors of the Parent, by unanimous written consent or at a meeting duly called and held, has (i) approved the Merger and this Agreement in accordance with the provisions of the DGCL, and
(ii) directed that this Agreement and the Merger be submitted to the Parent shareholders for their approval and resolved to recommend that the Parent's shareholders vote favor of the approval of this Agreement and the Merger.

         5.18 TRADING BY AFFILIATES. Except as set forth on Schedule 5.18, no affiliate (as defined in the Exchange Act) of Parent has purchased or sold shares of Parent Common Stock since Parent's initial public offering of securities.

                                   ARTICLE VI

                     CONDUCT OF BUSINESS OF THE COMPANY AND
                     THE PARENT PRIOR TO THE EFFECTIVE TIME

         6.1 CONDUCT OF BUSINESS OF THE COMPANY. During the period commencing on the date hereof and continuing until the Effective Time, the Company and each of the Principal Shareholders agree that the Company, except as otherwise expressly contemplated by this Agreement or agreed to in writing by the Parent:

                  (a) will carry on its business only in the ordinary course and consistent with past practice;

                  (b) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

                  (c) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock;

                  (d) will not amend its Certificate of incorporation or By-Laws;

                  (e) will not issue, or agree to issue, any shares of its capital stock (except pursuant to the exercise of currently outstanding warrants or options), or any options, warrants or other rights to acquire shares of its capital stock, or any securities convertible into or exchangeable for shares of its capital stock;

                  (f) will not combine, split or otherwise reclassify any shares of its capital stock;

                  (g) will not form a Subsidiary;

                  (h) will use its commercially reasonable best efforts to preserve intact its present business organization, keep available the services of its officers and key employees and preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired at the Effective Time;

                  (i) will not (i) make any capital expenditures individually in excess of $5,000 or in the aggregate in excess of $15,000, (ii) enter into any license, distribution, OEM, reseller, joint venture or other similar agreement,
(iii) enter into or terminate any lease of, or purchase or sell, any real property, (iv) enter into any leases of personal property involving individually in excess of $5,000 annually or in the aggregate in excess of $15,000 annually,
(v) incur or guarantee any additional indebtedness for borrowed money, (vi) create or permit to become effective any security interest, mortgage, lien, charge or other encumbrance on its properties or assets, or (vii) enter into any agreement to do any of the foregoing;

                  (j) will not adopt or amend any Benefit Plan for the benefit of Employees, or increase the salary or other compensation (including, without limitation, bonuses or severance compensation) payable or to become payable to its Employees or accelerate, amend or change the period of exercisability or the vesting schedule of options granted under any stock option plan or agreements except as specifically required by the terms of such plans or agreements, or enter into any agreement to do any of the foregoing;

                  (k) will not accelerate receivables or delay payables;

                  (l) will promptly advise the Parent of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Company, any Subsidiary or any of the Principal Shareholders), any claim, action, suit, proceeding or investigation against, relating to or involving the Company or any of its Subsidiaries or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby that could reasonably be expected to have a SI Material Adverse Effect;

                  (m) will use its commercially reasonable best efforts to maintain in full force and effect all insurance policies maintained by the Company on the date hereof; and

                  (n) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Company or any of the Subsidiaries, or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets in excess of $15,000 in the aggregate.

         6.2 CONDUCT OF BUSINESS OF THE PARENT. During the period commencing on the date hereof and continuing until the Effective Time, the Parent agrees that, except as expressly contemplated by this Agreement or agreed to in writing by the Company, the Parent:

                  (a) subject to the fiduciary duties of the Parent's Board of Directors, as advised in writing by counsel, will carry on its business only in the ordinary course consistent with past practice;

                  (b) will promptly advise the Company of the commencement of, or threat of (to the extent that such threat comes to the knowledge of the Parent or any Parent Subsidiary), any claim, action, suit, proceeding or investigation against, relating to or involving the Parent or any Parent Subsidiary or any of their directors, officers, employees, agents or consultants in connection with their businesses or the transactions contemplated hereby;

                  (c) will not enter into any agreement to dissolve, merge, consolidate or, except in the ordinary course, sell any material assets of the Parent or any of the Parent Subsidiaries.

                  (d) will not take any action or cause its Subsidiaries to take any action which could cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the Code;

                  (e) will not declare or pay any dividend on or make any other distribution (however characterized) in respect of shares of its capital stock;

                  (f) will not, directly or indirectly, redeem or repurchase, or agree to redeem or repurchase, any shares of its capital stock, except for the repurchase of shares from terminated employees;

                  (g) will not amend its Certificate of incorporation or By-Laws; except to increase the authorized shares of Parent Common Stock as described in Section 5.4; and

                  (h) will not combine, split or otherwise reclassify any shares of its capital stock unless there is a proportionate equitable adjustment to the Merger Shares.

         6.3 CONDUCT OF BUSINESS OF ACQUISITION. During the period commencing on the date hereof and continuing until the Effective Time, Acquisition shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

         6.4 OTHER NEGOTIATIONS. Neither the Company nor any Principal Shareholder will (nor will they permit any of their respective officers, directors, employees, agents, partners and affiliates on their behalf to) take any action to solicit, initiate, seek, encourage or support any inquiry, proposal or offer from, furnish any information to, or participate in any negotiations with, any corporation, partnership, person or other entity or group (other than Parent) regarding any acquisition of the Company, any merger or consolidation with or involving the Company, or any acquisition of any material portion of the stock or assets of the Company, or any equity or debt financing of the Company or any material license of Intellectual Property Rights (any of the foregoing being referred to in this Agreement as an "Acquisition Transaction") or enter into an agreement concerning any Acquisition Transaction with any party other than Parent. If between the date of this Agreement and the termination of this Agreement pursuant to Article X, the Company receives from a third party any offer to negotiate or consummate an Acquisition Transaction, the Company shall (i) notify Parent immediately (orally and in writing) of such offer, including the identity of such party and the terms of any proposal therein, and (ii) notify such third party of the Company's obligations under this Agreement.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         7.1 ACCESS TO PROPERTIES AND RECORDS. Between the date of this Agreement and the Effective Time, the Company and the Parent will provide each other and their respective accountants, counsel and other authorized advisors, with reasonable access, during business hours, to their premises and properties and their books and records (including, without limitation, contracts, leases, insurance policies, litigation files, minute books, accounts, working papers and tax returns filed and in preparation) and will cause its officers to furnish to each other and their respective authorized advisors such additional financial, tax and operating data and other information pertaining to their respective businesses as the Company or the Parent, as the case may be, shall from time to time reasonably request. All of such data and information shall be kept confidential by Parent and the Company until the consummation of the Merger.

         7.2 STOCKHOLDER APPROVAL. (a) As soon as reasonably practicable after the execution and delivery of this Agreement, the Parent shall prepare and file with the SEC by May 8, 1998 the Proxy Statement, and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC for mailing as promptly as practicable. The Company shall cooperate fully with the Parent and shall furnish the Parent with all information concerning the Company and the Holders and shall take all such other action as the Parent may reasonably request in connection with any such actions.

                  (b) Promptly after the clearance of the Proxy Statement by the SEC and compliance with all state securities and blue sky laws, the Parent shall take all action necessary to convene meetings of its stockholders for the purpose of voting upon the transactions contemplated hereby and such other matters as may be appropriate at such meetings, and in connection therewith shall in a timely manner mail to its stockholders the Proxy Statement and, if necessary after the Proxy Statement shall have been mailed, shall promptly and in a timely manner circulate amended or supplemental materials and (if necessary) resolicit proxies. Subject, in the case of the Parent, to any fiduciary duties under applicable law as advised in writing by counsel, the Parent will, through its Board of Directors, recommend to its stockholders approval of the transactions contemplated by this Agreement. Parent shall use commercially reasonable efforts to cause the stockholders' meeting to be held no later than June 30, 1998.

                  (c) The Principal Shareholders each severally agree to vote their shares of the capital stock of the Company for the approval and adoption of this Agreement and the Merger. The Principal Shareholders each severally agree that they (i) shall not dispose of or in any way encumber said shares prior to the consummation of the transactions contemplated hereby, (ii) shall take no action inconsistent with the approval and consummation of said transactions and (iii) at the Closing shall surrender the stock certificates representing all shares of Company Stock owned by them, duly endorsed for transfer.

         7.3 AFFILIATES' LETTERS. Concurrently with the execution of this Agreement, all persons who are "affiliates" of the Company or Parent for purposes of Rule 145 under the Securities Act, which shall include each of the Principal Shareholders, shall deliver, and each of the Principal Shareholders severally agrees to deliver to the Company, a signed, written agreement, in the form attached as EXHIBIT F hereto, to the effect that such person will not sell, or in any other way reduce such person's risk relative to (within the meaning of the SEC's rules relating to pooling of interests accounting), any shares of Parent Common Stock issued to such person pursuant to the Merger until such time as financial statements (including combined revenues and net income) covering at least 30 days of post-Merger operations have been published.

         7.4 REASONABLE EFFORTS; ETC. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use his/its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including obtaining any consents, authorizations, exemptions and approvals from, and making all filings with, any governmental or regulatory authority, agency or body which are necessary in connection with the transactions contemplated by this Agreement.

         7.5 MATERIAL EVENTS. At all times prior to the Effective Time, each party shall promptly notify the others in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Article VIII or Article IX hereof.

         7.6 POOLING OF INTERESTS. The Company, the Parent, Acquisition and the Principal Shareholders will not take any actions that would prevent the Merger from being accounted for as a pooling of interests.

         7.7 FEES AND EXPENSES; ACCOUNTS PAYABLE. (a) The parties hereto shall bear and pay all of their own fees, costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants, brokers and financial advisors, provided that the Company shall have no unpaid expenses (including liabilities for taxes accrued through the Closing in accordance with generally accepted accounting principles) and accounts payable at Closing that exceed the Company's cash balances after giving effect to the Closing. To the extent such fees, expenses and accounts payable exceed the Company's cash balances, the excess shall be paid by the Principal Shareholders. The Company has submitted a budget to Parent for the fees and expenses to be incurred by the Company in connection with the Merger. The Company shall use its best efforts to complete the Merger within such budget.

                  (b) In the event the Effective Time does not occur on or before July 31, 1998, primarily as a result of the breach of this Agreement by any Principal Shareholder or the Company (despite satisfaction of all conditions contained in Article IX) or as a result of the failure of the Company's stockholders to approve the Merger, and either the Company or Parent elects to terminate this Agreement under Article X, the Company and the Principal Shareholders shall, jointly and severally, pay to the Parent a break-up fee of $500,000, without limiting any other rights of the Parent under this Agreement or otherwise.

                  (c) In the event that the Effective Time does not occur on or before July 31, 1998, primarily as a result of the Parent's breach of this Agreement (despite satisfaction of all conditions contained in Article VIII) or as a result of the failure of Parent's stockholders to approve the Merger or as a result of the failure of the letter described in Section 8.5 to be delivered primarily as a result of any action by the Parent or any affiliate of the Parent taken after the date of this Agreement in violation of Section 7.6 hereof, and either the Company or Parent elects to terminate this Agreement under Article X, the Parent will pay to the Company a breakup fee of $500,000, without limiting any other rights of the Company or the Principal Shareholders under this Agreement or otherwise.

         7.8 EMPLOYEES. Parent shall offer employment with the Parent or the Company to Brad Dryer, Jeffrey Dryer and Jill McKinney (the "Employees"), subject to each employee signing the Employment and Non-Competition Agreement referred to in Section 8.8 (i). Such Employees will be provided with benefit plans by the Surviving Corporation or Parent which in the aggregate are no less favorable to such employees than those provided from time to time by Parent and its Subsidiaries to similarly situated employees.

         7.9 NASDAQ NATIONAL MARKET LISTING. Parent shall cause the shares of Parent Common Stock issuable in the Merger to be authorized for listing on The Nasdaq SmallCap Market. Parent agrees to use reasonable efforts to apply for the listing of Parent Common Stock on the Nasdaq National Market prior to December 31, 1998, assuming all qualification requirements are met.

         7.10 TAX TREATMENT. Each of the Parent, Acquisition, the Company and the Principal Shareholders shall use their reasonable commercial efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Code. Parent and its Subsidiaries will not take, or cause the Company to take, any action after the Effective Time which will cause the Merger to fail to qualify as a reorganization under the provisions of Section 368(a) of the Code.

                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                           THE PARENT AND ACQUISITION

         The obligation of the Parent and Acquisition to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Parent and Acquisition in their sole discretion):

         8.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company and of each of the Principal Shareholders which are contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (signed on behalf of the Company by the President of the Company) to that effect with respect to all such representations and warranties made by the Company, and each Principal Shareholder shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such representations and warranties made, jointly and severally or severally, by such Shareholder.

         8.2 PERFORMANCE. The Company and each of the Principal Shareholders shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing the Company shall have delivered to the Parent and Acquisition a certificate (duly executed on behalf of the Company by the President and the Chief Financial Officer of the Company) to that effect with respect to all such obligations required to have been performed or complied with by the Company on or before the Closing Date, and each of the Principal Shareholders shall have executed and delivered to the Parent and Acquisition a certificate to that effect with respect to all such obligations required to have been performed or complied with by such Shareholders on or before the Closing Date.

         8.3 AUTHORIZATION OF MERGER. This Agreement and the consummation of the transactions contemplated hereby shall have been duly approved and adopted by the requisite affirmative vote of the stockholders of the Parent, in accordance with applicable law and the rules and regulations of the National Association of Securities Dealers, Inc.

         8.4 AFFILIATES LETTERS. The Company shall have obtained from each of the Principal Shareholders and each other person who is an "affiliate" (as such term is defined in Rule 145 of the Securities Act) of the Company an executed letter agreement in the form annexed as EXHIBIT F hereto and shall have delivered such letter agreements to the Parent.

         8.5 POOLING OF INTERESTS. Ernst & Young LLP, independent accountants to the Parent, shall have delivered a letter addressed to the Parent, dated the Closing Date, regarding that firm's concurrence with Parent's management and the Company's management conclusion that the business combination to be effected in the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles if consummated in accordance with this Agreement.

         8.6 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority), and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Company which would have a material adverse effect on the transactions contemplated hereby or on the business of the Company and the Subsidiaries taken as a whole.

         8.7 CONSENTS. All approvals, consents, waivers and authorizations required to be obtained by the Company or any Principal Shareholder in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 3.3) shall have been obtained and shall be in full force and effect.

         8.8 ADDITIONAL AGREEMENTS. Parent shall have the following agreements:

                  (i) the Employment and Non-Competition Agreement in the form of EXHIBIT G hereto, duly executed by each of Brad Dryer, Jeff Dryer and Jill McKinney;

                  (ii) the Stock Option Agreements in the form of EXHIBIT H hereto, duly executed by each of Brad Dryer, Jeffrey Dryer and Jill McKinney;

                  (iii) the Escrow Agreement annexed as EXHIBIT E hereto, duly executed by Brad Dryer, as Representative of the Holders under such Escrow Agreement (and countersigned by holders of all of the outstanding Company Common Stock and holders of all of the outstanding Stock Options where required on the addendum thereto), together with counterparts signed by the escrow agent named therein and blank stock powers executed by each of the holders with respect to such holder's portion of the Escrow Shares;

                  (iv) Resignations of all officers and directors of the Company, effective as of the Effective Time; and

                  (v) the Letter of Transmittal in the form of EXHIBIT D duly executed by holders of at least 95% of the outstanding shares of Company Stock and holders of all of the outstanding Stock Options (the "Letter of Transmittal"), and

         8.9 OPINION OF COMPANY COUNSEL. The Company shall have delivered to the Parent an opinion of Venture Law Group, counsel to the Company and the Principal Shareholders, in substantially the form attached as EXHIBIT I hereto.

         8.10 DELIVERY OF CERTIFICATES FOR CANCELLATION. The share certificates representing all of the issued and outstanding shares of Company Common Stock as of the Closing Date, duly endorsed in blank, shall have been surrendered for cancellation.

         8.11 APPRAISAL RIGHTS. The holders of at least 95% of the issued and outstanding shares of Company Stock shall have voted in favor of the approval of the Merger and the transactions contemplated hereby and holders of no more than 5% of the issued and outstanding shares of Company Stock shall have demanded appraisal rights in respect of the Merger.

         8.12 CERTIFICATE OF MERGER. The Company shall have executed and delivered to the Parent counterparts of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in connection with the Merger.

         8.13 PAYMENT OF INDEBTEDNESS. At or prior to the Effective Time, the Company shall have paid in full all outstanding indebtedness and accounts payable such that at the Closing the Company shall not have any outstanding indebtedness or accounts payable.

                                   ARTICLE IX

                      CONDITIONS TO THE OBLIGATIONS OF THE
                     COMPANY AND THE PRINCIPAL SHAREHOLDERS

         The obligation of the Company and the Principal Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any of which may be waived in writing by the Company and the Shareholders in their sole discretion):

         9.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of each of the Parent and Acquisition contained in this Agreement, or contained in any Schedule, certificate or other instrument or document delivered or to be delivered pursuant to this Agreement, shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate (signed on its behalf by its President and its Chief Financial Officer) to that effect with respect to all such representations and warranties made by such entity.

         9.2 PERFORMANCE. Each of the Parent and Acquisition shall have performed and complied in all material respects with all of the obligations under this Agreement which are required to be performed or complied with by them on or prior to the Closing Date, and at the Closing each of the Parent and Acquisition shall have delivered to the Company and the Shareholders a certificate, signed on its behalf by its President and its Chief Financial Officer, to that effect with respect to all such obligations required to have been performed or complied with by such entity on or before the Closing Date.

         9.3 ABSENCE OF LITIGATION. No statute, rule or regulation shall have been enacted or promulgated, and no order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental or regulatory body, agency or authority which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental or regulatory body, agency or authority shall have been instituted by any person (or instituted or threatened by any governmental or regulatory body, agency or authority) and no investigation by any governmental or regulatory body, agency or authority shall have been commenced with respect to the transactions contemplated hereby or with respect to the Parent or the Parent Subsidiaries which would have a material adverse effect on the transactions contemplated hereby or on the business of the Parent and the Parent Subsidiaries taken as a whole.

         9.4 CONSENTS. All approvals, consents, waivers and authorizations required to be obtained by Parent or Acquisition in connection with the Merger and the other transactions contemplated by this Agreement (including those identified on Schedule 5.3) shall have been obtained and shall be in full force and effect.

         9.5 ADDITIONAL AGREEMENTS. The Parent shall have executed and delivered (and shall have agreed to cause the Surviving Corporation to execute and deliver immediately following the Effective Time, as applicable) counterparts of the following agreements;

                  (i) the Employment and Non-Competition Agreements referred to in Section 8.8(i) hereof;

                  (ii)     the Stock Option Agreements referred to in
Section 8.8(ii) hereof; and

                  (iii) the Escrow Agreement referred to in Section 8.8(iii) hereof, together with counterparts signed by the escrow agent named therein;

         9.6 OPINION OF HUTCHINS, WHEELER & DITTMAR. The Parent shall have delivered to the Company an opinion of Hutchins, Wheeler & Dittmar in substantially the form annexed as EXHIBIT J hereto.

         9.7 TAX OPINION. Venture Law Group shall have rendered its tax opinion, dated the Closing Date in substantially the form annexed as EXHIBIT K hereto.

         9.8 CERTIFICATE OF MERGER. The Parent and Acquisition shall have executed and delivered to the Company counterparts of the Certificate of Merger to be filed with the Secretary of the State of the State of Delaware in connection with the Merger.

         9.9 SHARES OF PARENT COMMON STOCK. Subject to the deposit into escrow of shares of Parent Common Stock contemplated under Section 2.8, at the Closing the Parent shall deliver to the Principal Shareholders the shares of Parent Common Stock issuable to the Principal Shareholders pursuant to Section 2.2(a) hereof.

                                    ARTICLE X

                                   TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

                  (a) by the mutual written consent of the Company and the Parent;

                  (b)      by either the Company or the Parent

                           (i)      if any court or governmental or regulatory
agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted; or

                           (ii)     if the Effective Time shall not have
occurred on or before July 31, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 10.1(b)(ii) shall not be available to any party whose (or whose affiliate(s)') breach of any representation or warranty or failure to perform or comply with any obligation under this Agreement or the Voting Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or

                           (iii)    if the stockholders of the Parent shall have
failed to approve the Merger at the meeting referred to in Section 7.2 (unless the failure to obtain such approval results from any breach of this Agreement by Parent or the breach of the go2net Voting Agreement).

                  (c)      by the Company, if any of the conditions specified in
Article IX have not been met or waived prior to such time as such condition can no longer be satisfied; or

                  (d)      by the Parent, if any of the conditions specified in
Article VIII shall not have been met or waived prior to such time as such condition can no longer be satisfied.

         10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of any of the parties hereto or (in the case of the Company, the Parent and Acquisition) their respective officers or directors, except for Sections 7.7 and 13.6 and the last sentence of Section 7.1, which shall remain in full force and effect, and except that nothing herein shall relieve any party from liability for a breach of this Agreement prior to the termination hereof.

                                   ARTICLE XI

                          INDEMNIFICATION; SURVIVAL OF
                         REPRESENTATIONS AND WARRANTIES

         11.1 INDEMNITY OBLIGATIONS OF THE HOLDERS. Each of the Holders hereby jointly and severally agrees to indemnify and hold the Parent harmless from, and to reimburse the Parent for, any Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Indemnity Claim" shall mean any and all losses, damages, deficiencies, liabilities, obligations, actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, fees, costs and expenses (including, without limitation, all out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) of any nature whatsoever, net of insurance proceeds actually realized or to be realized by Parent (collectively, "Losses") arising out of, based upon or resulting from (i) any inaccuracy in or breach of any representation and warranty of the Company or the Holders which is contained in this Agreement or the Letter of Transmittal or any Schedule or certificate delivered pursuant hereto or thereto; or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company (which covenants, agreements or undertakings were to be performed or complied with on or prior to the consummation of the Merger) or the Holders which are contained in or made pursuant to the terms and conditions of this Agreement or the Letter of Transmittal.

         11.2 APPOINTMENT OF REPRESENTATIVE. Each of the Holders hereby appoints Brad Dryer as such Holder's exclusive agent to act on such Holder's behalf with respect to any and all Indemnity Claims arising under this Agreement. In such representative capacity, Brad Dryer or any person who shall succeed in such representative capacity pursuant to the terms of the Escrow Agreement referred to in Sections 8.8 and 9.5 hereof, is sometimes referred to in this Agreement as the "Representative." The Representative shall take, and the Holders agree that the Representative shall take, any and all actions which he believes are necessary or appropriate under this Agreement for and on behalf of the Holders, as fully as if the Holders were acting on their own behalf, including, without limitation, defending all Indemnity Claims, consenting to, compromising or settling all Indemnity Claims, conducting negotiations with the Parent and its representatives regarding such claims, dealing with the Parent and the Escrow Agent under the Escrow Agreement referred to in Sections 8.8 and
9.5 hereof with respect to all matters arising under such Escrow Agreement, taking any and all other actions specified in or contemplated by this Agreement and engaging counsel, accountants or other representatives in connection with the foregoing matters. The Parent and such Escrow Agent shall have the right to rely upon all actions taken or omitted to be taken by the Representative pursuant to this Agreement and the Escrow Agreement, all of which actions or omissions shall be legally binding upon each of the Holders. The Representative shall not be liable for any act done or omitted hereunder as Representative while acting in good faith and in the exercise of reasonable judgment; and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Holders shall severally and pro rata, indemnify the Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Representative and arising out of or in connection with the acceptance or administration of their duties hereunder under this Agreement or the Escrow Agreement.

         11.3     NOTIFICATION OF CLAIMS. Subject to the provisions of
Section 11.4 below, in the event of the occurrence of an event which the Parent asserts constitutes an Indemnity Claim, Parent shall provide the Representative (on behalf of the indemnifying parties) with prompt written notice of such event and shall otherwise promptly make available to the Representative all relevant information which is material to the claim and which is in the possession of the indemnified party. If such event involves the claim of any third party (a "Third-Party Claim"), the Representative as the indemnifying party shall have the right to elect to join in the defense, settlement, adjustment or compromise of any such Third-Party Claim, and, if he so elects to control such defense, settlement, adjustment or compromise, and to employ counsel to assist such indemnifying party in connection with the handling of such claim, at the sole expense of the indemnifying party, to be paid from amounts held in escrow by the Escrow Agent in accordance with the terms of the Escrow Agreement. Unless the Representative elects to assume such defense, settlement, adjustment or compromise, Parent shall have the right to settle any such Third-Party Claim; PROVIDED, HOWEVER, that Parent may not effect the settlement, adjustment or compromise of any such Third-Party Claim without the written consent of the Representative, which consent shall not be unreasonably withheld. In the event that the Representative has consented in writing to any such settlement, adjustment or compromise, the Representative shall have no power or authority to object to the amount of any claim by Parent against the escrow for indemnity with respect to such settlement, adjustment or compromise. The Representative shall have the right to settle, adjust, or compromise any Third-Party Claim, the defense of which is controlled by the Representative, using amounts held in escrow; PROVIDED, HOWEVER, that, unless the settlement, adjustment or compromise involves no more than the payment of an amount that is less than the amount of funds then remaining in the escrow and provides for the unconditional release of Parent, the Company and their respective affiliates, the Representative may not effect the settlement, adjustment, compromise or satisfaction of any such Third-Party Claim without the consent of the Parent, which consent shall not be unreasonably withheld. Parent's failure to give timely notice or to promptly furnish the Representative with any relevant data and documents in connection with any Third-Party Claim shall not constitute a defense (in part or in whole) to any claim for indemnification by such party, except and only to the extent that such failure shall result in any prejudice to the indemnifying party. In connection with any Third-Party Claim, the indemnified party, or the indemnifying party if it has assumed the defense of such claim pursuant to the preceding sentence, shall diligently pursue the defense of such Third-Party Claim.

         11.4 DURATION. Except as otherwise provided in this Agreement, all representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing but, except in respect of any claims for indemnification as to which notice shall have been duly given prior to the Escrow Release Date (as defined below), the representations and warranties of the Company and the Holders contained in this Agreement and the Letter of Transmittal shall expire on the earlier of (i) the date Parent has received a signed opinion from its independent auditors certifying the financial statements for Parent and its subsidiaries for the fiscal year ending September 30, 1998 in connection with their completion of the audit of such financial statements and (ii) December 31, 1998 (the "Escrow Release Date"). To be duly given, any such notice shall set forth in reasonable detail the nature of such claim, the provisions under this Agreement or the Letter of Transmittal pursuant to which such claim is being asserted and, to the extent feasible, a reasonable estimate of the anticipated amount of such claim ("Claim Notice").

         11.5     ESCROW. At the Effective Time, seven and one-half percent
(7 1/2%) of the Merger Shares and instruments or other documentation representing Stock Options to purchase seven and one-half percent (7 1/2%) of the Option Shares (collectively, the "Escrow Shares") shall be delivered to U.S. Bank, as escrow agent (the "Escrow Agent ") to be held for a period ending on the Escrow Release Date, except Escrow Shares may be withheld after the Escrow Release Date to satisfy claims for indemnification which are the subject to a Claims Notice delivered prior to the Escrow Release Date. Parent may make a claim for any Losses indemnified hereunder until the Escrow Release Date. The Escrow Shares shall be held and disbursed by the Escrow Agent in accordance with an Escrow Agreement in the form attached hereto as EXHIBIT E. For the purpose of any claim against the Escrow Shares hereunder, the value per share of the Escrow Shares shall be deemed to be the Closing Market Price (as defined in Section 2.4). Except with respect to claims based on fraud committed by the Company or any Holder which are not limited, if the Closing occurs, Parent agrees that Parent's sole and exclusive remedy and recourse against each of the Holders under this Agreement for Losses attributable to any inaccuracy or breach of any representation or warranty of the Company or the Holders which is contained in this Agreement or the Letter of Transmittal or any Schedule or certificate delivered pursuant hereto or thereto or any breach or nonfulfillment of, or any failure to perform, any of the covenants or undertakings of the Company or the Holders which are contained in or made pursuant to this Agreement or the Letter of Transmittal shall be against such Holder's pro rata share of the Merger Shares and Option Shares held in escrow pursuant to the Escrow Agreement. Notwithstanding anything herein to the contrary, the Holders shall have no liability for indemnification pursuant to this Article XI until the aggregate Losses to the Parent and the Company exceed $75,000, at which point each Holder shall be liable only for his or its pro rata share of the amount of such Losses in excess of $75,000.

         11.6 NO CONTRIBUTION. Each Holder hereby waives, and acknowledges and agrees that such Holder shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Parent or the Company in connection with any indemnification obligation or any other liability which such Holder may become subject under or in connection with this Agreement or the Escrow Agreement.

                                   ARTICLE XII

                               REGISTRATION RIGHTS

         12.1 REGISTRABLE SHARES. For purposes of this Agreement, "Registrable Shares" shall mean the shares of Parent Common Stock issued in the Merger; and any shares of Parent Common Stock issued upon the exercise of Stock Options which are exercised prior to the filing of the Registration Statement (as defined below) PROVIDED, HOWEVER, that a distribution of shares of Parent Common Stock issued in the Merger without additional consideration, to underlying beneficial owners (such as the general and limited partners, shareholders of trust beneficiaries of a Holder) shall not be deemed such a sale or transfer for purposes of this Article XII and such underlying beneficial owners shall be entitled to the same rights under this Article XII as the initial Holder from which the Registrable Shares were received and shall be deemed a Holder for the purposes of this Article XII.

         12.2 REQUIRED REGISTRATION. Parent shall use its best efforts to prepare and file with the SEC, at least forty-five (45) days prior to the date that Parent is scheduled to publicly issue its initial press release of Parent's financial results for the fiscal year ending September 30, 1998 and reflecting at least thirty days of combined operations of Parent and the Company (the "Pooling Release Date"), a registration statement on Form S-3 (or such successor or other appropriate form) under the Securities Act with respect to the Registrable Shares (the "Registration Statement") and to effect all such registrations, qualifications and compliances (including, without limitation, obtaining appropriate qualifications under applicable state securities or "Blue sky" laws and compliance with any other applicable governmental requirements or regulations) as any selling Holder may reasonably request and that would permit or facilitate the sale of Registrable Shares (provided however that Parent shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such state or jurisdiction).

         12.3     EFFECTIVENESS; SUSPENSION RIGHT.

                  (a) Parent will use its best efforts to maintain the effectiveness of the Registration Statement and other applicable registrations, qualifications and compliances until the earlier to occur of three (3) years from the Closing Date and the date on which the Registrable Shares may be sold in accordance with Rule 144(k) (the "Registration Effective Period"), and from time to time will amend or supplement the Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act, the Exchange Act and any applicable state securities statute or regulation, subject to the following limitations and qualifications.

                  (b) Following the later to occur of the Pooling Release Date and such date as the Registration Statement is first declared effective, the Holders will be permitted (subject in all cases to Section 12.6 below) to offer and sell the Registrable Shares registered therein during the Registration Effective Period in the manner described in the Registration Statement provided that the Second Registration Statement remains effective and has not been suspended.

                  (c) Notwithstanding any other provision of this Article XII but subject to Section 12.6, Parent shall have the right at any time to require that all Holders suspend further open market offers and sales of Registrable Shares whenever, and for so long as, in the reasonable judgment of Parent after consultation with counsel there is or may be in existence material undisclosed information or events with respect to Parent (the "Suspension Right"). In the event Parent exercises the Suspension Right, such suspension will continue for the period of time reasonably necessary for disclosure to occur at a time that is not detrimental to Parent and its shareholders or until such time as the information or event is no longer material, each as determined in good faith by Parent after consultation with counsel. Parent will promptly give the Holders notice of any such suspension and will use all reasonable efforts to minimize the length of the suspension.

         12.4 PIGGYBACK REGISTRATION. The Parent agrees that if at any time prior to the third anniversary of the Effective Time one or more of its officers, directors or holders of its outstanding Parent Common Stock intend to offer equity securities to the public for cash pursuant to any type of registration under the Securities Act, the Parent will notify the Holders in writing at least twenty days (20) days prior to the initial filing of a registration statement relating to such offering with the SEC (the "Piggyback Registration Statement"). Thereafter, the Parent will use its best efforts to include in such registration statement, in accordance with the Securities Act, such Registrable Shares as any Holder of such Registrable Shares shall request within ten (10) days of receipt of notification from the Parent of its intention to file such registration statement; PROVIDED, that the inclusion thereof will not preclude the Parent's use of the registration form intended to be utilized by the Parent and FURTHER PROVIDED, that the selling shareholders will agree, if requested by the underwriter, not to sell those of their Registrable Shares not included in such registration statement for 180 days following the effective date of the registration statement; and FURTHER PROVIDED that the foregoing requirements shall not apply in the event that the Parent proposes to file a registration statement in connection with (i) any issuance of securities pursuant to any stock option, stock purchase or other employee benefit plan; or (ii) any issuance of securities in connection with any business combination, whether by way of merger, consolidation, purchase of stock or assets or otherwise. If the Registration Statement under which the Parent gives notice under this Section
12.4 is for an underwritten offering, the Parent shall so advise the Holders of Registrable Shares. In such event, the right of any such Holder to be included in a registration pursuant to this Section 12.4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Parent. Notwithstanding any other provision of this Section 12.4, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Parent; and second, to the Holders and any other shareholder of the Parent electing to include shares therein on a pro rata basis based upon the total number of shares of Parent Common Stock held by such persons. No such reduction shall reduce the securities being offered by the Parent for its own account to be included in the registration and underwriting.

         12.5 EXPENSES. The costs and expenses to be borne by Parent for purposes of this Article XII shall include, without limitation, printing expenses (including a reasonable number of prospectuses for circulation by the selling Holders), legal fees and disbursements of counsel for Parent, "blue sky" expenses, accounting fees and filing fees, but shall not include underwriting commissions or similar charges, legal fees and disbursements of counsel for the selling Holders.

         12.6     INDEMNIFICATION.

                  (a) To the extent permitted by law, Parent will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, its officers, directors, shareholders or partners and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Piggyback Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation or alleged violation by Parent of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Parent will pay to each such Holder (and its officers, directors, shareholders or partners), underwriter or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 12.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of Parent; nor shall Parent be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon (i) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in the Registration Statement or the Piggyback Registration Statement by any such Holder, or (ii) a Violation that would not have occurred if such Holder had delivered to the purchaser the version of the Prospectus most recently provided by Parent to the Holder as of the date of such sale.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Parent, each of its directors, each of its officers who has signed the Registration Statement or the Piggyback Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter, any other Holder selling securities pursuant to the Registration Statement or the Piggyback Registration Statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation (which includes without limitation the failure of the Holder to comply with the prospectus delivery requirements under the Securities Act, and the failure of the Holder to deliver the most current prospectus provided by Parent prior to such sale), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in the Registration Statement or such Violation is caused by the Holder's failure to deliver to the purchaser of the Holder's Registrable Shares a prospectus (or amendment or supplement thereto) that had been made available to the Holder by Parent; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 12.6(b) in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 12.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld. The aggregate indemnification and contribution liability of each Holder under this aggregate indemnification and contribution liability of each Holder under this Section 12.6(b) shall not exceed the net proceeds received by such Holder in connection with sale of shares pursuant to the Registration Statement or the Piggyback Registration Statement.

                  (c) Each person entitled to indemnification under this Section
12.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting therefrom, provided that counsel for the Indemnifying Party who conducts the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 12.6 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation, shall (except with the consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

                  (d) To the extent that the indemnification provided for in this Section 12.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one had and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue of alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         12.7     PROCEDURES FOR SALE OF SHARES UNDER REGISTRATION STATEMENT.

                  (a) NOTICE AND APPROVAL. If any Holder shall propose to sell any Registrable Shares pursuant to the Registration Statement, it shall notify Parent of its intent to do so (including the proposed manner and timing of all sales) at least two (2) full trading days prior to such sale, and the provision of such notice to Parent shall conclusively be deemed to reestablish and reconfirm an agreement by such Holder to comply with the registration provisions set forth in this Agreement. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by such Holder expressly for inclusion in the Registration Statement (as the same may have been superseded by subsequent such information) is accurate as of the date of such notice. At any time within such two (2) trading-day period, Parent may refuse to permit the Holder to resell any Registrable Shares pursuant to the Registration Statement; provided, however, that in order to exercise this right, Parent must deliver a certificate in writing to the Holder to the effect that a delay in such sale is necessary because a sale pursuant to the Registration Statement in its then-current form without the addition of material, non-public information about Parent, could constitute a violation of the federal securities laws. Notwithstanding the foregoing, Parent will ensure that in any event the Holders shall have at least twenty (20) trading days (prorated for partial quarters) available to sell Registrable Shares during each calendar quarter (or portion thereof) from the Pooling Release Date until the expiration of the applicable Registration Effective Period.

                  (b) DELIVERY OF PROSPECTUS. For any offer or sale of any of the Registrable Shares by a Holder in a transaction that is not exempt under the Securities Act, the Holder, in addition to complying with any other federal securities laws, shall deliver a copy of the final prospectus (or amendment of or supplement to such prospectus) of Parent covering the Registrable Shares in the form furnished to the Holder by Parent to the purchaser of any of the Registrable Shares on or before the settlement date for the purchase of such Registrable Shares.

                  (c) COPIES OF PROSPECTUSES. Subject to the provisions of this
Section 12.7, when a Holder is entitled to sell and gives notice of its intent to sell Registrable Shares pursuant to the Registration Statement, Parent shall, within two (2) trading days following the request, furnish to such Holder a reasonable number of copies of a supplement to or in amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not as of the date of delivery to the Holder include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading or incomplete in the light of the circumstances then existing.

         12.8     TRANSFERABILITY OF REGISTRATION RIGHTS. The rights under this
Article XII are not transferable except (a) a transfer by will or intestacy, (b) estate planning transfers consisting of gifts to the spouse or issue of the transferee and transfers to trusts for the benefit of the spouse or issue of the transferee, (c) a transfer to the constituent partners of a Holder that is a partnership as part of a pro rata distribution of the shares of Parent Common Stock held by such partnership so long as all such transferees appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Article XII, or (d) with the written consent of Parent.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

         13.1 AMENDMENT. This Agreement may be amended by written agreement among the Company and the Parent prior to the Effective Time.

         13.2 WAIVER OF COMPLIANCE. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party or parties entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or future exercise of that right by that party.

         13.3 NOTICES. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by registered or certified mail, return receipt requested, postage prepaid, or by overnight courier to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 13.3):

                  (a)      if to the Company or the Principal Shareholders, to:

                           Silicon Investor, Inc.
                           7223 W. 95th Street
                           Overland Park, KS 66212
                           Attention: Brad Dryer
                           with copies to:

                           Venture Law Group
                           A Professional Corporation
                           2775 Sand Hill Road
                           Menlo Park, CA 94025
                           Attention: James Lee Brock, Esq.

                  (b)      if to the Parent or Acquisition, to:

                           go2net, Inc.
                           999 Third Avenue
                           Seattle, WA 98104

                           Attention: Russell C. Horowitz

                           with copies to:

                           Hutchins, Wheeler & Dittmar
                           A Professional Corporation
                           101 Federal Street
                           Boston, MA 02110
                           Attention: Michael J. Riccio, Jr., Esq.

                  (c)      If to the Representative:

                           Brad Dryer
                           go2net, Inc.
                           999 Third Avenue
                           Seattle, WA 98104

         All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities or the confirmation of delivery rendered by the applicable overnight courier service.

         13.4 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto, except that vested rights to receive payment or to initiate legal action with respect to causes of action that have accrued hereunder shall be assignable by devise, descent or operation of law.

         13.5 NO THIRD PARTY BENEFICIARIES. Neither this Agreement or any provision hereof nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors (or, in the case of the Principal Shareholders, their respective heirs, administrators, executors and personal representatives) and permitted assigns.

         13.6 PUBLIC ANNOUNCEMENTS. Promptly upon execution and delivery of this Agreement, the Parent and the Company shall issue a press release in such form as they shall mutually agree. Thereafter, and prior to the consummation of the Merger or the termination of this Agreement, none of the parties hereto shall, except as mutually agreed by the Parent and the Company, or except as may be required by law or applicable regulatory authority (including, without limitation, the rules applicable to Nasdaq SmallCap Market companies), issue any reports, releases, announcements or other statements to the public relating to the transactions contemplated hereby.

         13.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.8 HEADINGS. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

         13.9 ENTIRE AGREEMENT. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof, other than the Confidentiality Agreements. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to such subject matter, other than the Confidentiality Agreements.

         13.11 GOVERNING LAW. The parties hereby agree that this Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Washington, without giving effect to principles of conflicts of law thereunder, except for the provisions of Article I hereto setting forth the provisions for consummating, and the effects of, the Merger, which shall be governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereby

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



(i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in Denver, Colorado (prior to the Effective Time) and in Seattle, Washington (after the Effective Time) and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.


                              *         *         *

         IN WITNESS WHEREOF, the Parent, Acquisition, the Company and the Principal Shareholders named below have caused this Agreement to be duly executed and delivered as of the date first above written.


                                GO2NET, INC.


                                By: /s/ Russell C. Horowitz
                                    --------------------------------------------
                                    Name:  Russell C. Horowitz
                                    Title: President and Chief Executive Officer


                                SILICON ACQUISITION CORP.


                                By: /s/ Russell C. Horowitz
                                    --------------------------------------------
                                    Name:  Russell C. Horowitz
                                    Title: President


                                SILICON INVESTOR, INC.


                                By: /s/ Brad Dryer
                                    --------------------------------------------
                                    Name:  Brad Dryer
                                    Title:


                                PRINCIPAL SHAREHOLDERS:


                                /s/ Brad Dryer
                                ------------------------------------------------
                                Brad Dryer


                                /s/ Jeffrey Dryer
                                ------------------------------------------------
                                Jeffrey Dryer



                                     - 56 -